HarborView Mortgage Pass-Through Certificates
Series 2007-7

Preliminary Marketing Materials

$1,002,081,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 625-6160

Analytics
Jim Doherty	(203) 618-5655
Jeff Traister	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Anthony DeShetler	(201) 915-8306

Preliminary Term Sheet                                        Date Prepared: August 21, 2007

HarborView Mortgage Loan Trust 2007-7

Mortgage Loan Pass-Through Certificates, Series 2007-7

$1, 002,081,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$419,653,000	Not Marketed Hereby		Floater	Super Senior	August 2037
2A-1A(3)	$601,249,000	3.08/3.34	1-100/1-214	Floater	Super Senior	August 2037	AAA/Aaa
2A-1B(3)	$250,520,000	3.08/3.34	1-100/1-214	Floater	Senior Mezz	August 2037	AAA/Aaa
2A-1C(3)	$150,312,000	3.08/3.34	1-100/1-214	Floater	Senior Mezz	August 2037	AAA/Aaa
B-1 (4)	$29,192,000			Floater	Subordinate	August 2037
B-2 (4)	$23,669,000			Floater	Subordinate	August 2037
B-3 (4)	$13,413,000			Floater	Subordinate	August 2037
B-4 (4)	$9,467,000			Floater	Subordinate	August 2037
B-5 (4)	$10,257,000			Floater	Subordinate	August 2037
B-6 (4)	$14,202,000			Floater	Subordinate	August 2037
B-7 (4)	$12,623,000			Floater	Subordinate	August 2037
B-8 (4)	$11,835,000			Floater	Subordinate	August 2037
B-9 (4)	$17,357,000			Floater	Subordinate	August 2037

Total	$1,563,749,000

(1)
Distributions on the Class 1A-1A Certificates generally will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates generally will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the first possible Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originator:
It is expected that on the Cut-off Date, the originators accounting for more than 10% of the Mortgage Loans will be Downey Saving and Loan Association (27.25%) and Flagstar Capital Markets (16.99%). On the Closing Date, it is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Trustee:	Deutsche Bank National Trust Company.

Servicers:
It is expected that on the Cut-off Date, the servicer accounting for more than 10% of the Mortgage Loans will be Central Mortgage Coporation (36.58%) and Downey Savings and Loan Association. On the Closing Date, it is expected that no other servicer will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, NA.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Additional Disclosure:	For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicers and (d) the custodians and Trustee, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on September 1, 2007, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of August 19, 2007.

Closing Date:	September 28, 2007.

Distribution Date:	The 19st day of each month (or if such day is not a business day, the next succeeding business day), commencing in October 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A Certificates (the “Group 1 Certificates”) and the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates. The Group 2 Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Class 1A-1A and Class 2A-1A Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates are eligible for exemptive relief under an investor-based or statutory exemption. The Certificates, other than the Class 1A-1A and Class 2A-1A Certificates, are eligible to be purchased by plan investors that are contained in insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Mortgage Loans:
The mortgage loans transferred to the trust on the Closing Date, consist of generally adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $1,555,926,041 (the “Mortgage Loans”). Approximately 80.72% of the Mortgage Loans are Negative Amortization Loans as defined herein. It is expected that the statistics of the aggregate Mortgage Loans will be substantially similar to the mortgage loan statistics shown herein. For more information please see attached collateral descriptions for the Mortgage Loans.

The “Group 1 Mortgage Loans” consist of conforming balance, generally adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $463,203,268. The “Group 2 Mortgage Loans” consist of conforming and non-conforming balance, generally adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $1,092,722,773. Substantially all of the Group 1 and Group 2 Mortgage Loans accrue interest at a mortgage rate which adjusts monthly or semi-annually after an initial fixed rate.

Approximately 63.18% of the Mortgage Loans have an initial fixed rate period of 1 or 3 months and subsequently adjust on a monthly basis.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), Six Month LIBOR (“Six Month LIBOR”), One Month LIBOR (“One Month LIBOR”), COFI or Fixed Rate.

Negative Amortization
Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment generally under the following conditions: (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth, seventh or tenth anniversary of the first due date and on the same day every three or five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (generally 110%, 115% or 120%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC:
The “Net WAC” for any distribution date equals the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period, weighted on the basis of their stated principal balances as of the first day of the related due period, provided however, that for the first [[two]] distribution dates only, such weighted average of the net loan rates of the mortgage loans shall be multiplied by the quotient of (i) the aggregate of the stated principal balances as of the first day of the related due period of the Mortgage Loans having scheduled payments that are included in determining available funds for such distribution date divided by the Aggregate Mortgage Loans.

Net WAC Cap:
The “Net WAC Cap” for the Certificates and any distribution date , will equal the product of (i) the excess, if any, of (a) the Net WAC over (b) the Net Swap Rate, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For substantially all of the Mortgage Loans, the Servicing Fee Rate will equal 0.375%.

Master Servicing
Fee Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal 0.0175%. The Custodians will be paid by the Trustee.

Credit Risk Manager Fee
Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal 0.005%.

Basis Risk Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i)    the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)   interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, the Aggregate Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-7 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination; and
4) Interest Rate Swap Agreement.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the Aggregate Mortgage Loans, over the aggregate principal balance of the Certificates, expressed as a percentage of the Aggregate Mortgage Loans. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.90%.

Interest Remittance
Amount:
For any Distribution Date and either mortgage loan group, the portion of the related available funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in October 2017 (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i) prior to the Stepdown Date, 0.900% of the principal balance of the Aggregate Mortgage Loans as of the Cut-off Date;
(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a)   2.250% of the current principal balance of the Aggregate Mortgage Loans prior to the Distribution Date in August 2013 and 1.800% of the current principal balance of the Aggregate Mortgage Loans on or after the Distribution Date in October 2013;

(b) 0.50% of the aggregate principal balance of the Aggregate Mortgage Loans as of the Cut-off Date (the “OC Floor”); and

(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date following the Distribution Date in which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a. the Distribution Date occurring in October 2010; and

b.  the first Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to (i) prior to the Distribution Date in October 2013, 24.750% and (ii) on or after the Distribution Date in October 2013, 19.800%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to October 2013 [TBD]% of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after October 2013 [TBD]% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
October 2009 - September 2010	[TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
October 2010 - September 2011	TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
October 2011 - September 2012	TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
October 2012 - September 2013	TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
October 2013 - September 2014	TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
October 2014 and thereafter	[TBD]%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (S/M)	Initial Credit Enhancement Percentage*	Target Credit Enhancement Percentage before October 2013 or Stepdown Date*	Target Credit Enhancement Percentage on or after October 2013 or Stepdown Date*
Senior	AAA/Aaa	9.900%	24.750%	19.800%
B-1	TBD	TBD	TBD	TBD
B-2	TBD	TBD	TBD	TBD
B-3	TBD	TBD	TBD	TBD
B-4	TBD	TBD	TBD	TBD
B-5	TBD	TBD	TBD	TBD
B-6	TBD	TBD	TBD	TBD
B-7	TBD	TBD	TBD	TBD
B-8	TBD	TBD	TBD	TBD
B-9	TBD	TBD	TBD	TBD
*+/- 20%

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Interest Rate Swap Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1. Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A Certificates.

2.  Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially, first to the Class 2A-1C Certificates, second to the Class 2A-1B Certificates and third to the Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2013, approximately 75.250% and thereafter approximately 80.200% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the OC Floor.

Group 1 Senior Principal
Distribution Amount:
The “Group 1 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 1 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Group 2 Senior Principal
Distribution Amount:
The “Group 2 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 2 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-9 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-9 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1. on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.  from the Interest Remittance Amount, net of servicing fees, master servicing fees, and credit risk manager fees, for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement);

3.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for the related mortgage loan group, to the holders of the Class 1A-1A and Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent is was not received from the related mortgage loan group;

4.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

5.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

6.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

7.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

8.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

9.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

10.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

11.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount;

12.  from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-9 Certificates, the related Monthly Interest Distributable Amount;

13. for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)    On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.  first, for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount;

2. second, from the related Principal Distribution Amount as follows:

a. from the Principal Distribution Amount for group 1, to the Class 1A-1A Certificates until the Class Principal Balance is reduced to zero; and

b. from the Principal Distribution Amount for group 2, to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, until the Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f. sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g. seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h. eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero;

i. ninth, to the holders of Class B-9 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

j. tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)    On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.  first, for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount;

2. second, from the related Principal Distribution Amount as follows:

a. from the Group 1 Senior Principal Distribution Amount, to the Class 1A-1A Certificates, until the Class Principal Balance is reduced to zero; and

b. from the Group 2 Senior Principal Distribution Amount, to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates until the Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b. second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c. third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d. fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e. fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f. sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g. seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;
h. eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount;
i. ninth, to the holders of the Class B-9 Certificates, the Class B-9 Principal Distribution Amount; and

j. tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Under certain limited circumstances such as when (i) the aggregate principal balance of any of the Senior Certificates related to each group have been reduced to zero or (ii) the aggregate principal balance of any of the Senior Certificates related to each group are undercollateralized, principal and/or interest from such related mortgage loan Group in case (i) or principal and interest from the other mortgage loan Group in the case (ii) will be used to make payments on the unrelated Senior Certificates.

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.  as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.  as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3. to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.  to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.  to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.  to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.  to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.  to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

9. to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement, the Trust will be obligated to pay an amount equal to 5.570% per annum (plus or minus 10%) on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, provided that such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in July 2014.

Basis Risk Cap
Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in July 2008.

Interest Rate Swap Agreement

Distribution Date	Balance ($)	Strike (%)	Distribution Date	Balance ($)	Strike (%)
10/19/07	$0.00	0.00000	10/19/11	$479,368,339.43	5.57000
11/19/07	$0.00	0.00000	11/19/11	$467,545,358.52	5.57000
12/19/07	$0.00	0.00000	12/19/11	$456,010,752.15	5.57000
01/19/08	$0.00	0.00000	01/19/12	$444,757,541.46	5.57000
02/19/08	$0.00	0.00000	02/19/12	$433,778,915.54	5.57000
03/19/08	$0.00	0.00000	03/19/12	$423,068,227.38	5.57000
04/19/08	$0.00	0.00000	04/19/12	$412,813,452.95	5.57000
05/19/08	$0.00	0.00000	05/19/12	$402,805,666.75	5.57000
06/19/08	$0.00	0.00000	06/19/12	$393,088,042.84	5.57000
07/19/08	$0.00	0.00000	07/19/12	$383,609,233.69	5.57000
08/19/08	$0.00	0.00000	08/19/12	$374,361,458.23	5.57000
09/19/08	$1,202,279,924.72	5.57000	09/19/12	$365,343,791.12	5.57000
10/19/08	$1,172,892,120.46	5.57000	10/19/12	$356,542,281.69	5.57000
11/19/08	$1,144,216,602.54	5.57000	11/19/12	$347,951,766.17	5.57000
12/19/08	$1,116,236,210.99	5.57000	12/19/12	$339,567,204.05	5.57000
01/19/09	$1,088,934,197.49	5.57000	01/19/13	$331,383,674.77	5.57000
02/19/09	$1,062,294,215.38	5.57000	02/19/13	$323,396,375.17	5.57000
03/19/09	$1,036,300,310.22	5.57000	03/19/13	$315,600,616.51	5.57000
04/19/09	$1,010,936,910.33	5.57000	04/19/13	$307,991,821.76	5.57000
05/19/09	$986,188,817.65	5.57000	05/19/13	$300,565,523.09	5.57000
06/19/09	$962,041,198.82	5.57000	06/19/13	$293,317,359.10	5.57000
07/19/09	$938,479,576.45	5.57000	07/19/13	$286,243,072.31	5.57000
08/19/09	$915,489,820.57	5.57000	08/19/13	$279,338,506.89	5.57000
09/19/09	$893,058,140.37	5.57000	09/19/13	$272,599,605.95	5.57000
10/19/09	$871,171,076.09	5.57000	10/19/13	$266,022,409.36	5.57000
11/19/09	$849,815,491.08	5.57000	11/19/13	$259,603,051.38	5.57000
12/19/09	$828,978,563.97	5.57000	12/19/13	$253,337,758.49	5.57000
01/19/10	$808,647,781.37	5.57000	01/19/14	$247,222,847.14	5.57000
02/19/10	$788,810,930.31	5.57000	02/19/14	$241,254,721.59	5.57000
03/19/10	$769,456,091.03	5.57000	03/19/14	$235,429,871.84	5.57000
04/19/10	$750,571,630.14	5.57000	04/19/14	$229,744,871.64	5.57000
05/19/10	$732,146,193.52	5.57000	05/19/14	$224,196,376.40	5.57000
06/19/10	$714,168,699.94	5.57000	06/19/14	$218,781,121.36	5.57000
07/19/10	$696,628,334.26	5.57000	07/19/14	$213,495,919.54	5.57000
08/19/10	$679,514,541.20	5.57000	08/19/14	$208,337,660.02	5.57000
09/19/10	$662,817,019.04	5.57000
10/19/10	$646,525,713.63	5.57000
11/19/10	$630,630,812.45	5.57000
12/19/10	$615,122,738.78	5.57000
01/19/11	$599,992,146.07	5.57000
02/19/11	$585,229,912.41	5.57000
03/19/11	$570,827,135.25	5.57000
04/19/11	$556,775,126.02	5.57000
05/19/11	$543,065,405.05	5.57000
06/19/11	$529,689,696.62	5.57000
07/19/11	$516,639,923.95	5.57000
08/19/11	$503,908,204.62	5.57000
09/19/11	$491,486,845.70	5.57000

Basis Risk Cap Agreement Schedule

Distribution Date	Balance ($)	Strike (%)
10/19/07	$0.00	6.198
11/19/07	$1,530,026,570	6.723
12/19/07	$1,497,096,997	6.984
01/19/08	$1,465,833,408	6.732
02/19/08	$1,435,237,103	6.737
03/19/08	$1,405,292,231	7.274
04/19/08	$1,375,983,419	6.747
05/19/08	$1,347,295,618	7.009
06/19/08	$1,319,204,635	6.756
07/19/08	$1,291,657,753	7.019
08/19/08	$1,264,696,336	6.198

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
121	$55,034,412.26	181	$21,790,571.47	241	$8,388,084.98	301	$3,062,491.69
122	$54,201,284.50	182	$21,453,104.71	242	$8,252,883.65	302	$3,009,379.60
123	$53,380,480.78	183	$21,120,684.30	243	$8,119,741.59	303	$2,957,102.19
124	$52,571,820.93	184	$20,793,236.06	244	$7,988,628.23	304	$2,905,646.87
125	$51,775,127.40	185	$20,470,686.92	245	$7,859,513.51	305	$2,855,001.28
126	$50,990,225.22	186	$20,152,964.84	246	$7,732,367.76	306	$2,805,153.21
127	$50,216,941.96	187	$19,839,998.84	247	$7,607,161.75	307	$2,756,090.64
128	$49,455,107.69	188	$19,531,718.99	248	$7,483,866.71	308	$2,707,801.75
129	$48,704,554.96	189	$19,228,056.36	249	$7,362,454.25	309	$2,660,274.85
130	$47,965,118.75	190	$18,928,943.05	250	$7,242,896.43	310	$2,613,498.45
131	$47,236,636.44	191	$18,634,312.11	251	$7,125,165.69	311	$2,567,461.25
132	$46,518,947.78	192	$18,344,097.58	252	$7,009,234.89	312	$2,522,152.06
133	$45,811,894.81	193	$18,058,234.50	253	$6,895,077.30	313	$2,477,559.89
134	$45,115,321.93	194	$17,776,658.81	254	$6,782,666.55	314	$2,433,673.94
135	$44,429,075.76	195	$17,499,307.39	255	$6,671,976.68	315	$2,390,483.51
136	$43,753,005.16	196	$17,226,118.06	256	$6,562,982.10	316	$2,347,978.11
137	$43,086,961.17	197	$16,957,029.55	257	$6,455,657.60	317	$2,306,147.36
138	$42,430,797.01	198	$16,691,981.45	258	$6,349,978.34	318	$2,264,981.07
139	$41,784,368.07	199	$16,430,914.25	259	$6,245,919.85	319	$2,224,469.19
140	$41,147,531.77	200	$16,173,769.34	260	$6,143,457.99	320	$2,184,601.81
141	$40,520,147.67	201	$15,920,488.89	261	$6,042,569.02	321	$2,145,369.17
142	$39,902,077.33	202	$15,671,015.99	262	$5,943,229.51	322	$2,106,761.65
143	$39,293,184.32	203	$15,425,294.52	263	$5,845,416.38	323	$2,068,769.79
144	$38,693,334.24	204	$15,183,269.17	264	$5,749,106.90	324	$2,031,384.26
145	$38,102,394.61	205	$14,944,885.48	265	$5,654,278.67	325	$1,994,595.86
146	$37,520,234.87	206	$14,710,089.74	266	$5,560,909.62	326	$1,958,395.53
147	$36,946,726.39	207	$14,478,829.04	267	$5,468,977.99	327	$1,922,774.35
148	$36,381,742.38	208	$14,251,051.25	268	$5,378,462.36	328	$1,887,723.53
149	$35,825,157.90	209	$14,026,705.01	269	$5,289,341.61	329	$1,853,234.41
150	$35,276,849.85	210	$13,805,739.67	270	$5,201,594.94	330	$1,819,298.45
151	$34,736,696.90	211	$13,588,105.36	271	$5,115,201.84	331	$1,785,907.25
152	$34,204,579.50	212	$13,373,752.90	272	$5,030,142.12	332	$1,753,052.53
153	$33,680,379.83	213	$13,162,633.87	273	$4,946,395.86	333	$1,720,726.12
154	$33,163,981.77	214	$12,954,700.54	274	$4,863,943.47	334	$1,688,919.99
155	$32,655,270.92	215	$12,749,905.85	275	$4,782,765.62	335	$1,657,626.23
156	$32,154,134.52	216	$12,548,203.48	276	$4,702,843.26	336	$1,626,837.02
157	$31,660,461.48	217	$12,349,547.73	277	$4,624,157.65	337	$1,596,544.68
158	$31,174,142.30	218	$12,153,893.61	278	$4,546,690.29	338	$1,566,741.65
159	$30,695,069.07	219	$11,961,196.77	279	$4,470,422.98	339	$1,537,420.44
160	$30,223,135.48	220	$11,771,413.51	280	$4,395,337.76	340	$1,508,573.74
161	$29,758,236.73	221	$11,584,500.77	281	$4,321,416.97	341	$1,480,194.28
162	$29,300,269.60	222	$11,400,416.11	282	$4,248,643.17	342	$1,449,724.22
163	$28,849,132.31	223	$11,219,117.72	283	$4,176,999.21	343	$1,422,308.18
164	$28,404,724.61	224	$11,040,564.40	284	$4,106,468.17	344	$1,395,337.49
165	$27,966,947.67	225	$10,864,715.55	285	$4,037,033.38	345	$1,368,805.34
166	$27,535,704.15	226	$10,691,531.16	286	$3,968,678.43	346	$1,342,705.01
167	$27,110,898.07	227	$10,520,971.82	287	$3,901,387.14	347	$1,317,029.92
168	$26,692,434.89	228	$10,352,998.68	288	$3,835,143.58	348	$1,291,773.54
169	$26,280,221.44	229	$10,187,573.45	289	$3,769,932.02	349	$1,266,929.48
170	$25,874,165.88	230	$10,024,658.42	290	$3,705,737.02	350	$1,242,491.41
171	$25,474,177.75	231	$9,864,216.43	291	$3,642,543.30	351	$1,218,453.10
172	$25,080,167.88	232	$9,706,210.86	292	$3,580,335.87	352	$1,194,827.15
173	$24,692,048.39	233	$9,550,605.60	293	$3,519,099.91	353	$1,171,588.38
174	$24,309,732.72	234	$9,397,365.12	294	$3,458,820.84	354	$1,144,549.90
175	$23,933,135.52	235	$9,246,454.38	295	$3,399,484.29	355	$1,122,204.44
176	$23,562,172.73	236	$9,097,838.82	296	$3,341,076.11	356	$1,099,283.74
177	$23,196,761.49	237	$8,951,484.45	297	$3,283,582.35	357	$1,075,411.04
178	$22,836,820.17	238	$8,807,357.74	298	$3,226,989.28	358	$1,050,649.43
179	$22,482,361.36	239	$8,665,425.65	299	$3,171,283.34	359	$1,015,286.62
180	$22,133,643.10	240	$8,525,655.64	300	$3,116,451.20	360	$987,964.67

Total Collateral - All Mortgage Loans
As of the related Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,555,926,041	$1,277	$2,714,947
Average Scheduled Principal Balance	$364,642
Number of Mortgage Loans	4,267

Weighted Average Gross Coupon	7.472%	2.375%	9.500%
Weighted Average FICO Score	716	487	829
Weighted Average Original LTV	74.94%	5.00%	102.15%
Weighted Average Total LTV (Including Silent 2nd)	78.45%	5.00%	102.15%

Weighted Average Original Term	380 months	120 months	480 months
Weighted Average Stated Remaining Term	375 months	117 months	480 months
Weighted Average Seasoning	5 months	0 months	21 months

Weighted Average Gross Margin	2.849%	2.150%	4.550%
Weighted Average Minimum Interest Rate	2.936%	2.150%	5.630%
Weighted Average Maximum Interest Rate	11.558%	9.750%	15.689%
Weighted Average First Rate Cap	5.033%	1.000%	6.000%
Weighted Average Periodic Rate Cap	1.152%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.5%	7.5%	7.5%
Weighted Average Negative Amortization Limit	116	110	120
Weighted Average Months to Roll	36 months	1 months	118 months

Maturity Date		Jun 1 2017	Sep 1 2047
Maximum Zip Code Concentration	0.43%	91344

ARM	93.85%	Interest Only	94.54%
Fixed Rate	6.15%	Not Interest Only	5.46%

1 YR LIBOR	0.02%	Hybrid	59.29%
10/1 YR LIBOR IO	0.03%	Not a Hybrid	40.71%
2/28 6 MO LIBOR	0.01%
2/28 6 MO LIBOR IO	0.02%	Negative Amortization	80.72%
3/1 YR LIBOR	0.05%	No Negative Amortization	19.28%
3/1 YR LIBOR IO	0.09%
3/27 6 MO LIBOR	0.10%	No Silent Seconds	71.91%
3/27 6 MO LIBOR IO	0.74%	Silent Second	28.09%
5/1 YR LIBOR	0.32%
5/1 YR LIBOR IO	3.77%	Prepay Penalty: 0 months	41.57%
5/25 6 MO LIBOR	0.27%	Prepay Penalty: 6 months	0.02%
5/25 6 MO LIBOR IO	6.77%	Prepay Penalty: 12 months	15.82%
6 MO LIBOR IO	0.05%	Prepay Penalty: 24 months	4.70%
7/1 YR LIBOR	0.06%	Prepay Penalty: 30 months	0.04%
7/1 YR LIBOR IO	0.23%	Prepay Penalty: 36 months	37.79%
7/23 6 MO LIBOR	0.24%	Prepay Penalty: 60 months	0.06%
7/23 6 MO LIBOR IO	1.71%
Fixed Rate	4.40%	First Lien	100.00%
Fixed Rate IO	0.42%
Negam 10/1 MO MTA	0.04%	Cash Out Refinance	50.66%
Negam 10/6 MO LIBOR	0.21%	Purchase	20.84%
Negam 3/1 MO MTA IO YRS 3-10	0.02%	Rate/Term Refinance	28.50%
Negam 5/1 MO LIBOR IO YRS 5-10	0.30%
Negam 5/1 MO MTA	9.42%	Condominium	8.73%
Negam 5/1 MO MTA IO YRS 5-10	1.94%	Cooperative	0.06%
Negam 5/1 YR LIBOR IO YRS 5-10	2.60%	Manufactured Housing	0.12%
Negam 5/6 MO LIBOR IO YRS 5-10	28.80%	Planned Unit Development	20.23%
Negam 7/1 MO LIBOR IO YRS 7-10	0.10%	Single Family	66.25%
Negam 7/1 MO MTA IO YRS 7-10	0.57%	Townhouse	0.10%
Negam 7/6 MO LIBOR IO Yr 7-10	0.89%	Two-to-Four Family	4.51%
Negam Fixed 10 Yr NEGAM	0.57%
Negam Fixed IO Yrs 5-10	0.77%	Investor	9.31%
Negam LIBOR	0.68%	Primary	87.40%
Negam LIBOR 40/30 Balloon	0.12%	Second Home	3.29%
Negam LIBOR 5 Yr Fixed Pay	0.04%
Negam MTA	31.17%	Top 5 States:
Negam MTA 40/30 Balloon	0.33%	California	53.97%
Negam MTA 5 Yr Fixed Pay	2.01%	Florida	8.80%
Negam MTA 5 Yr FxPay 40/30 Bal	0.14%	Arizona	5.39%
		Washington	4.72%
		Illinois	2.31%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	17	585,477.01	0.04%	7.159	285	57.75	678
50,000.01 - 100,000.00	121	9,871,428.05	0.63%	7.334	353	71.28	702
100,000.01 - 150,000.00	375	47,905,191.49	3.08%	7.281	357	75.00	699
150,000.01 - 200,000.00	493	86,617,137.64	5.57%	7.420	368	75.19	704
200,000.01 - 250,000.00	526	118,137,138.02	7.59%	7.455	369	75.67	710
250,000.01 - 300,000.00	441	121,466,674.97	7.81%	7.539	374	75.45	713
300,000.01 - 350,000.00	376	121,792,605.15	7.83%	7.558	376	75.57	713
350,000.01 - 400,000.00	373	139,329,453.25	8.95%	7.563	376	76.22	714
400,000.01 - 450,000.00	350	148,234,024.71	9.53%	7.498	373	75.85	716
450,000.01 - 500,000.00	282	134,104,545.93	8.62%	7.519	380	76.32	718
500,000.01 - 550,000.00	229	120,230,375.31	7.73%	7.420	377	77.30	719
550,000.01 - 600,000.00	188	108,004,731.69	6.94%	7.533	382	76.39	718
600,000.01 - 650,000.00	120	74,768,878.61	4.81%	7.360	371	76.89	720
650,000.01 - 700,000.00	117	78,363,377.49	5.04%	7.406	377	74.13	725
700,000.01 - 750,000.00	55	39,897,028.72	2.56%	7.568	385	70.99	709
750,000.01 - 800,000.00	37	28,544,401.31	1.83%	7.451	391	74.52	715
800,000.01 - 850,000.00	32	26,213,188.38	1.68%	7.516	392	69.15	731
850,000.01 - 900,000.00	19	16,549,680.97	1.06%	7.616	393	71.52	718
900,000.01 - 950,000.00	21	19,394,232.15	1.25%	7.428	384	74.51	721
950,000.01 - 1,000,000.00	34	33,499,487.03	2.15%	7.330	370	71.65	713
1,000,000.01 - 1,050,000.00	15	15,189,535.46	0.98%	7.241	363	68.65	711
1,050,000.01 - 1,100,000.00	3	3,202,248.90	0.21%	7.591	356	71.44	692
1,100,000.01 - 1,150,000.00	3	3,389,742.37	0.22%	6.752	393	68.17	753
1,150,000.01 - 1,200,000.00	6	7,077,356.46	0.45%	7.768	376	66.27	718
1,200,000.01 - 1,250,000.00	6	7,347,274.57	0.47%	7.420	374	66.82	733
1,250,000.01 - 1,300,000.00	2	2,577,405.77	0.17%	7.058	413	55.74	747
1,300,000.01 - 1,350,000.00	2	2,698,353.57	0.17%	6.687	357	75.00	722
1,350,000.01 - 1,400,000.00	5	6,950,730.57	0.45%	7.151	379	70.36	740
1,400,000.01 - 1,450,000.00	3	4,270,595.39	0.27%	7.205	395	71.27	714
1,450,000.01 - 1,500,000.00	1	1,500,000.00	0.10%	6.375	358	63.16	780
1,500,000.01 - 1,550,000.00	2	3,032,771.65	0.19%	6.875	352	64.18	764
1,550,000.01 - 1,600,000.00	2	3,138,000.00	0.20%	7.750	358	57.58	802
1,600,000.01 - 1,650,000.00	1	1,636,034.41	0.11%	7.625	355	35.33	721
1,700,000.01 - 1,750,000.00	2	3,467,516.22	0.22%	7.566	415	64.90	760
1,750,000.01 - 1,800,000.00	1	1,757,062.41	0.11%	7.750	356	62.50	666
1,900,000.01 - 1,950,000.00	2	3,880,000.00	0.25%	7.501	356	73.92	731
1,950,000.01 - 2,000,000.00	2	3,989,408.72	0.26%	7.938	358	61.24	739
2,050,000.01 - 2,100,000.00	1	2,086,497.52	0.13%	6.875	352	68.33	725
2,500,000.01 - 2,550,000.00	1	2,511,502.40	0.16%	7.875	351	63.00	742
2,700,000.01 - 2,750,000.00	1	2,714,946.70	0.17%	6.500	352	55.00	740
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1	562,375.00	0.04%	2.375	480	89.98	786
4.500 - 4.999	1	143,743.00	0.01%	4.750	358	98.45	618
5.000 - 5.499	5	1,227,742.00	0.08%	5.259	294	68.89	724
5.500 - 5.999	70	23,939,797.49	1.54%	5.820	353	70.62	733
6.000 - 6.499	274	99,106,744.07	6.37%	6.258	355	71.13	728
6.500 - 6.999	988	360,974,074.42	23.20%	6.727	357	73.77	723
7.000 - 7.499	783	274,160,501.71	17.62%	7.177	360	75.19	720
7.500 - 7.999	757	287,014,574.66	18.45%	7.710	375	75.35	720
8.000 - 8.499	904	337,428,813.00	21.69%	8.189	398	75.72	707
8.500 - 8.999	435	154,539,769.64	9.93%	8.621	413	77.48	691
9.000 - 9.499	48	16,218,299.72	1.04%	9.065	368	78.43	705
9.500 - 9.999	1	609,606.26	0.04%	9.500	350	68.60	736
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	1	114,769.00	0.01%	6.875	359	96.42	487
500-524	1	308,000.00	0.02%	6.750	359	70.00	519
525-549	10	1,363,190.00	0.09%	6.924	348	91.55	536
550-574	15	1,913,580.48	0.12%	6.892	336	81.42	561
575-599	47	8,518,512.50	0.55%	6.861	353	82.75	590
600-624	101	22,526,397.52	1.45%	7.298	361	74.04	616
625-649	273	80,866,861.54	5.20%	7.901	382	74.24	639
650-674	552	206,660,283.16	13.28%	7.716	378	75.82	664
675-699	761	279,722,519.85	17.98%	7.619	376	75.98	687
700-724	749	286,178,599.18	18.39%	7.474	377	75.47	712
725-749	662	256,567,266.88	16.49%	7.358	375	75.92	737
750-774	530	204,901,748.21	13.17%	7.322	372	74.26	761
775-799	400	153,181,168.76	9.85%	7.143	372	72.00	786
800+	150	49,715,695.10	3.20%	7.313	375	68.50	806
None	15	3,387,448.79	0.22%	8.064	378	76.98	0
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	229	62,380,433.50	4.01%	7.127	371	41.17	735
50.00- 54.99	95	31,543,059.19	2.03%	7.233	369	52.69	721
55.00- 59.99	139	56,546,012.90	3.63%	7.245	371	57.70	720
60.00- 64.99	217	87,435,181.58	5.62%	7.311	374	62.51	723
65.00- 69.99	282	114,951,175.05	7.39%	7.435	377	67.65	714
70.00- 74.99	440	180,257,419.92	11.59%	7.427	375	72.18	716
75.00- 79.99	794	313,229,161.74	20.13%	7.486	374	77.14	714
80.00	1,422	541,191,026.17	34.78%	7.580	381	80.00	716
80.01- 84.99	43	11,354,194.28	0.73%	7.270	355	83.33	714
85.00- 89.99	158	43,686,062.32	2.81%	7.305	364	88.10	705
90.00- 94.99	237	64,463,815.87	4.14%	7.695	368	90.56	708
95.00- 99.99	150	32,074,019.41	2.06%	7.432	362	96.04	685
100.00	60	16,637,066.04	1.07%	7.577	356	100.00	727
100.01+	1	177,413.00	0.01%	6.125	358	102.15	671
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	3,618	1,387,533,470.05	89.18%	7.468	377	72.94	717
LTV > 80 GEMICO	11	2,867,098.71	0.18%	8.068	386	88.79	724
LTV > 80 MGIC	93	24,254,365.88	1.56%	7.747	375	90.19	720
LTV > 80 No MI	93	16,713,364.64	1.07%	7.108	351	94.38	642
LTV > 80 Other	21	9,350,401.98	0.60%	7.037	360	89.35	710
LTV > 80 PMI	139	40,220,631.66	2.58%	7.912	362	94.22	719
LTV > 80 Radian	190	44,753,566.64	2.88%	6.933	358	89.55	708
LTV > 80 Republic	28	9,693,534.42	0.62%	7.874	379	89.79	708
LTV > 80 Triad Guaranty	10	1,470,703.58	0.09%	7.144	373	89.63	709
LTV > 80 United Guaranty	64	19,068,903.41	1.23%	7.986	370	91.30	697
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	221	59,058,444.08	3.80%	7.167	373	41.09	735
50.00- 54.99	94	31,546,858.05	2.03%	7.215	365	52.14	721
55.00- 59.99	133	51,037,629.70	3.28%	7.251	372	57.54	720
60.00- 64.99	202	76,370,414.21	4.91%	7.350	375	62.45	723
65.00- 69.99	264	106,682,442.53	6.86%	7.402	378	67.17	717
70.00- 74.99	385	156,135,483.73	10.03%	7.433	374	71.70	716
75.00- 79.99	590	222,044,487.57	14.27%	7.552	374	76.58	711
80.00	785	291,453,839.75	18.73%	7.692	385	79.70	712
80.01- 84.99	95	36,753,086.04	2.36%	7.234	373	77.76	717
85.00- 89.99	418	157,790,079.68	10.14%	7.348	371	80.78	714
90.00- 94.99	623	222,838,632.25	14.32%	7.661	378	82.20	715
95.00- 99.99	284	86,062,318.96	5.53%	7.216	365	85.46	706
100.00	172	57,974,911.42	3.73%	7.233	356	85.08	727
100.01+	1	177,413.00	0.01%	6.125	358	102.15	671
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	3,255	1,118,822,932.47	71.91%	7.504	375	74.15	714
Silent Second	1,012	437,103,108.50	28.09%	7.387	374	76.94	719
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
120	6	1,017,200.00	0.07%	6.263	118	46.15	722
180	16	2,224,390.16	0.14%	6.501	178	73.00	642
240	10	1,511,996.37	0.10%	6.530	239	64.81	633
300	1	138,500.00	0.01%	6.500	298	64.27	609
360	3,581	1,280,654,201.42	82.31%	7.342	355	75.07	716
480	653	270,379,753.02	17.38%	8.104	475	74.51	713
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
61-120	6	1,017,200.00	0.07%	6.263	118	46.15	722
121-180	16	2,224,390.16	0.14%	6.501	178	73.00	642
181-240	10	1,511,996.37	0.10%	6.530	239	64.81	633
241-300	1	138,500.00	0.01%	6.500	298	64.27	609
301-360	3,581	1,280,654,201.42	82.31%	7.342	355	75.07	716
361+	653	270,379,753.02	17.38%	8.104	475	74.51	713
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 YR LIBOR	2	241,081.00	0.02%	4.851	358	97.61	598
10/1 YR LIBOR IO	1	454,000.00	0.03%	7.750	355	73.94	673
2/28 6 MO LIBOR	1	111,340.34	0.01%	8.750	355	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.02%	7.875	355	100.00	687
3/1 YR LIBOR	2	731,354.49	0.05%	6.750	357	91.43	697
3/1 YR LIBOR IO	3	1,386,750.00	0.09%	7.079	356	81.08	744
3/27 6 MO LIBOR	3	1,515,696.57	0.10%	7.114	357	70.70	709
3/27 6 MO LIBOR IO	28	11,469,449.69	0.74%	7.138	356	83.70	729
5/1 YR LIBOR	16	4,972,337.83	0.32%	6.547	358	68.87	710
5/1 YR LIBOR IO	160	58,658,069.37	3.77%	6.872	356	75.42	713
5/25 6 MO LIBOR	19	4,262,945.22	0.27%	7.818	356	89.66	715
5/25 6 MO LIBOR IO	224	105,291,689.60	6.77%	7.141	356	81.81	722
6 MO LIBOR IO	2	747,056.14	0.05%	6.950	403	66.97	716
7/1 YR LIBOR	1	899,500.00	0.06%	6.750	359	70.00	674
7/1 YR LIBOR IO	6	3,627,389.90	0.23%	6.866	354	76.96	710
7/23 6 MO LIBOR	14	3,801,477.79	0.24%	7.173	355	74.35	700
7/23 6 MO LIBOR IO	53	26,626,158.35	1.71%	6.721	354	72.43	712
Fixed Rate	339	68,416,202.76	4.40%	6.700	346	77.21	676
Fixed Rate IO	27	6,544,194.00	0.42%	6.949	359	79.89	711
Negam 10/1 MO MTA	3	553,500.00	0.04%	7.703	358	75.18	693
Negam 10/6 MO LIBOR	7	3,190,117.97	0.21%	7.587	357	69.78	737
Negam 3/1 MO MTA IO YRS 3-10	2	266,693.00	0.02%	8.218	358	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	15	4,659,100.00	0.30%	8.016	358	87.14	703
Negam 5/1 MO MTA	393	146,595,335.88	9.42%	7.724	358	70.72	709
Negam 5/1 MO MTA IO YRS 5-10	92	30,165,297.91	1.94%	7.723	368	80.98	710
Negam 5/1 YR LIBOR IO YRS 5-10	102	40,450,465.66	2.60%	7.145	356	72.56	720
Negam 5/6 MO LIBOR IO YRS 5-10	1,251	448,147,941.52	28.80%	6.874	363	73.31	732
Negam 7/1 MO LIBOR IO YRS 7-10	6	1,588,990.00	0.10%	7.660	358	82.81	700
Negam 7/1 MO MTA IO YRS 7-10	20	8,889,620.00	0.57%	7.563	358	71.43	763
Negam 7/6 MO LIBOR IO Yr 7-10	47	13,829,334.03	0.89%	6.564	355	74.95	730
Negam Fixed 10 Yr NEGAM	20	8,860,500.00	0.57%	7.055	359	63.04	756
Negam Fixed IO Yrs 5-10	25	11,921,634.94	0.77%	7.747	357	80.26	699
Negam LIBOR	34	10,575,207.05	0.68%	8.352	396	74.30	705
Negam LIBOR 40/30 Balloon	5	1,817,878.57	0.12%	8.336	356	75.22	688
Negam LIBOR 5 Yr Fixed Pay	3	656,955.16	0.04%	8.176	443	70.39	749
Negam MTA	1,210	484,990,797.41	31.17%	8.225	407	75.53	707
Negam MTA 40/30 Balloon	12	5,167,298.82	0.33%	8.177	354	75.49	692
Negam MTA 5 Yr Fixed Pay	111	31,310,750.85	2.01%	8.196	411	74.28	708
Negam MTA 5 Yr FxPay 40/30 Bal	7	2,232,029.15	0.14%	8.078	357	69.98	696
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO LIBOR	63	19,298,130.78	1.24%	8.206	381	78.06	704
1 YR LIBOR	293	111,420,948.25	7.16%	6.956	356	74.31	715
6 MO LIBOR	1,650	619,293,107.22	39.80%	6.924	361	75.05	729
Fixed Rate	411	95,742,531.70	6.15%	6.880	350	76.46	689
MTA	1,850	710,171,323.02	45.64%	8.090	394	74.65	708
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,837	646,774,047.42	41.57%	7.035	359	75.19	719
Prepay Penalty: 6 months	1	337,407.52	0.02%	7.250	352	73.63	785
Prepay Penalty: 12 months	581	246,137,312.05	15.82%	7.650	382	74.02	718
Prepay Penalty: 24 months	170	73,173,069.22	4.70%	7.594	401	75.39	725
Prepay Penalty: 30 months	2	574,544.95	0.04%	8.283	356	89.95	692
Prepay Penalty: 36 months	1,672	588,027,013.83	37.79%	7.861	387	75.00	710
Prepay Penalty: 60 months	4	902,645.98	0.06%	7.636	353	63.63	758
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	89	29,774,903.58	1.91%	6.967	365	73.66	715
Express Documentation	83	25,776,429.55	1.66%	7.995	399	66.54	722
Full Documentation	1,052	291,414,278.66	18.73%	7.020	357	76.50	712
Lite Documentation	918	384,353,978.94	24.70%	7.977	394	73.40	703
NINA	19	7,946,006.95	0.51%	7.339	379	72.67	715
NIVA *	119	51,625,863.94	3.32%	7.244	357	75.91	731
No Documentation	50	15,285,780.27	0.98%	7.405	356	83.09	727
Reduced Documentation	82	30,461,269.38	1.96%	7.045	358	78.04	727
SISA	166	49,500,278.62	3.18%	7.821	380	75.81	708
SIVA	1,689	669,787,251.08	43.05%	7.395	374	75.08	723
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	2,179	788,269,614.43	50.66%	7.533	376	71.89	712
Purchase	938	324,198,620.35	20.84%	7.330	371	81.97	723
Rate/Term Refinance	1,150	443,457,806.19	28.50%	7.466	376	75.22	716
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	443	135,757,789.43	8.73%	7.511	374	76.40	723
Cooperative	5	1,001,500.00	0.06%	6.245	358	81.62	761
Manufactured Housing	16	1,941,743.10	0.12%	7.035	359	88.61	642
Planned Unit Development	797	314,715,658.72	20.23%	7.393	373	76.31	720
Single Family	2,824	1,030,825,951.96	66.25%	7.479	376	74.53	714
Townhouse	8	1,531,759.76	0.10%	7.615	382	69.94	713
Two-to-Four Family	174	70,151,638.00	4.51%	7.667	375	71.66	711
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	563	144,882,668.63	9.31%	7.624	372	71.78	728
Primary	3,562	1,359,894,042.48	87.40%	7.458	376	75.21	714
Second Home	142	51,149,329.86	3.29%	7.401	367	76.70	735
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	19	4,925,053.27	0.32%	7.186	352	82.44	733
Alaska	9	2,637,485.61	0.17%	7.083	377	78.18	701
Arizona	244	83,922,609.92	5.39%	7.547	373	75.34	717
Arkansas	3	467,312.00	0.03%	6.557	358	93.02	626
California	1,894	839,789,337.68	53.97%	7.614	384	73.27	716
Colorado	66	18,144,706.27	1.17%	7.285	364	78.91	735
Connecticut	35	10,373,230.62	0.67%	7.146	378	74.91	713
Delaware	5	1,004,386.44	0.06%	7.509	356	86.27	689
District of Columbia	5	1,726,579.15	0.11%	7.091	356	71.78	694
Florida	460	136,868,403.80	8.80%	7.451	368	76.34	717
Georgia	46	10,167,404.77	0.65%	7.008	353	82.66	696
Hawaii	47	24,911,132.86	1.60%	7.358	372	71.16	730
Idaho	16	4,889,910.71	0.31%	7.171	355	79.14	706
Illinois	115	35,933,491.43	2.31%	7.303	364	77.53	706
Indiana	31	5,575,561.21	0.36%	6.856	355	86.69	677
Iowa	6	1,130,320.69	0.07%	7.126	368	79.03	703
Kansas	3	302,280.00	0.02%	7.105	359	87.51	715
Kentucky	14	1,890,692.13	0.12%	7.066	357	84.83	659
Louisiana	17	3,533,805.78	0.23%	6.974	353	84.43	683
Maine	11	2,327,146.63	0.15%	6.520	353	76.91	727
Maryland	96	32,105,918.59	2.06%	7.075	356	77.97	717
Massachusetts	23	9,660,426.17	0.62%	7.203	365	75.78	701
Michigan	64	16,859,643.39	1.08%	7.211	363	73.09	739
Minnesota	22	5,733,070.15	0.37%	7.291	364	79.33	708
Mississippi	7	1,473,136.34	0.09%	6.615	344	75.77	720
Missouri	29	5,787,883.58	0.37%	6.998	358	77.13	737
Montana	3	611,174.73	0.04%	7.307	314	85.94	717
Nebraska	3	559,819.95	0.04%	7.839	394	85.35	721
Nevada	95	30,507,390.21	1.96%	7.805	383	78.14	709
New Hampshire	3	518,300.00	0.03%	6.649	343	65.28	679
New Jersey	68	22,879,505.60	1.47%	7.073	350	76.07	710
New Mexico	23	6,373,150.47	0.41%	7.197	359	77.60	733
New York	74	28,790,423.94	1.85%	7.338	356	73.63	701
North Carolina	53	12,629,429.53	0.81%	6.993	356	80.32	699
Ohio	34	5,278,245.05	0.34%	6.862	355	82.85	710
Oklahoma	3	418,768.65	0.03%	6.363	372	82.04	698
Oregon	94	31,711,930.31	2.04%	7.247	366	77.15	717
Pennsylvania	48	9,556,217.74	0.61%	6.885	346	74.27	714
Rhode Island	5	1,230,799.82	0.08%	6.756	332	84.44	662
South Carolina	32	8,390,919.89	0.54%	7.111	355	79.76	695
South Dakota	1	103,241.59	0.01%	8.375	477	90.00	698
Tennessee	15	4,305,035.49	0.28%	6.605	355	75.96	743
Texas	57	11,806,706.72	0.76%	6.950	359	79.38	697
Utah	44	12,597,419.21	0.81%	7.327	363	83.81	718
Vermont	1	216,000.00	0.01%	6.625	359	90.00	0
Virginia	86	26,678,085.58	1.71%	7.351	360	74.77	711
Washington	216	73,467,806.48	4.72%	7.253	368	77.03	724
West Virginia	6	1,298,083.81	0.08%	6.963	355	83.67	733
Wisconsin	15	3,688,507.01	0.24%	7.201	355	81.08	703
Wyoming	1	168,150.00	0.01%	6.750	359	95.00	615
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1,302	452,630,006.52	31.00%	6.820	357	73.61	727
2.500 - 2.999	878	388,926,239.60	26.64%	7.275	373	74.25	724
3.000 - 3.499	1,215	460,354,078.04	31.53%	8.014	392	74.75	709
3.500 - 3.999	401	137,897,766.24	9.44%	8.559	405	79.69	693
4.000 - 4.499	59	19,765,812.61	1.35%	8.823	360	83.16	717
4.500 - 4.999	1	609,606.26	0.04%	9.500	350	68.60	736
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1,138	393,763,261.74	26.97%	6.807	357	73.41	729
2.500 - 2.999	945	410,548,669.20	28.12%	7.319	372	74.81	724
3.000 - 3.499	1,183	447,502,491.44	30.65%	8.018	393	74.57	708
3.500 - 3.999	377	132,182,674.34	9.05%	8.508	407	78.68	694
4.000 - 4.499	111	36,988,780.81	2.53%	7.720	358	78.07	716
4.500 - 4.999	63	20,854,696.92	1.43%	6.979	356	75.76	715
5.000 - 5.499	31	14,579,553.09	1.00%	7.438	355	77.21	711
5.500 - 5.999	8	3,763,381.73	0.26%	7.783	353	78.56	689
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	755	267,609,406.92	18.33%	8.291	395	76.60	710
10.000 -10.499	4	1,324,512.15	0.09%	6.549	353	79.63	686
10.500 -10.999	639	279,417,075.80	19.14%	7.979	412	74.48	705
11.000 -11.499	213	77,396,579.57	5.30%	6.584	367	70.06	731
11.500 -11.999	719	288,860,229.87	19.78%	6.730	358	73.31	730
12.000 -12.499	636	226,286,742.77	15.50%	7.126	361	74.39	724
12.500 -12.999	582	205,886,197.53	14.10%	7.512	364	76.55	720
13.000 -13.499	233	88,160,704.92	6.04%	7.863	356	74.75	707
13.500 -13.999	66	23,389,192.31	1.60%	7.987	358	81.91	709
14.000 -14.499	6	1,504,285.06	0.10%	9.193	356	89.95	705
14.500 -14.999	2	216,890.34	0.01%	8.628	355	89.99	734
15.500 -15.999	1	131,692.03	0.01%	8.500	350	80.00	685
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	1,913	729,469,453.80	49.96%	8.093	394	74.74	708
1.000	5	1,337,652.14	0.09%	6.519	383	80.72	659
2.000	7	3,019,059.33	0.21%	7.011	356	77.95	761
3.000	25	10,869,116.76	0.74%	7.102	356	82.13	725
5.000	1,738	655,544,276.52	44.89%	6.928	361	74.80	728
6.000	168	59,943,950.72	4.11%	6.915	356	74.90	712
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	1,913	729,469,453.80	49.96%	8.093	394	74.74	708
1.000	1,652	619,775,644.15	42.45%	6.923	361	75.07	729
2.000	291	110,938,411.32	7.60%	6.962	356	74.18	716
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	1,085	366,961,928.90	23.58%	7.068	355	78.24	710
7.500	3,182	1,188,964,112.07	76.42%	7.596	381	73.92	717
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	129	52,518,230.23	3.38%	8.064	376	78.38	716
Neg Amort Limit: 115	2,707	1,009,006,150.68	64.85%	7.554	385	74.19	719
Neg Amort Limit: 120	529	194,345,067.01	12.49%	7.705	359	72.62	711
Not Applicable - Non Negam	902	300,056,593.05	19.28%	6.941	354	78.37	708
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	3,365	1,255,869,447.92	80.72%	7.598	380	74.12	717
No Negative Amortization	902	300,056,593.05	19.28%	6.941	354	78.37	708
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/07	1,382	536,750,917.01	36.76%	8.225	406	75.40	706
12/01/07	2	747,056.14	0.05%	6.950	403	66.97	716
10/01/08	2	241,081.00	0.02%	4.851	358	97.61	598
04/01/09	2	411,240.34	0.03%	8.112	355	97.29	698
03/01/10	2	1,133,498.52	0.08%	7.309	354	75.74	758
04/01/10	7	3,602,964.05	0.25%	6.894	355	88.81	726
05/01/10	7	3,290,941.64	0.23%	7.170	356	79.86	737
06/01/10	18	6,186,331.54	0.42%	7.212	357	80.86	728
07/01/10	4	1,156,208.00	0.08%	7.147	357	87.55	674
07/01/11	1	365,113.96	0.03%	7.875	346	74.58	750
08/01/11	30	12,537,286.84	0.86%	7.627	347	69.69	728
10/01/11	9	2,896,689.58	0.20%	7.102	377	79.13	757
11/01/11	90	32,124,883.49	2.20%	6.927	358	73.03	725
12/01/11	349	119,372,019.16	8.18%	6.873	358	74.14	729
01/01/12	320	122,340,595.81	8.38%	6.811	355	72.52	732
02/01/12	246	84,097,047.80	5.76%	6.991	357	72.11	724
03/01/12	102	38,600,463.29	2.64%	7.315	355	71.85	714
04/01/12	253	88,848,504.62	6.08%	7.123	355	75.06	715
05/01/12	288	127,815,530.40	8.75%	7.228	366	76.66	721
06/01/12	380	138,837,554.54	9.51%	7.184	368	75.85	728
07/01/12	169	59,851,182.38	4.10%	7.614	364	77.25	711
08/01/12	34	14,606,311.12	1.00%	7.584	370	71.82	720
09/01/12	1	910,000.00	0.06%	7.375	360	67.41	667
05/01/13	1	999,939.90	0.07%	7.875	344	74.07	720
07/01/13	3	1,485,061.37	0.10%	6.693	346	64.00	692
08/01/13	3	1,426,250.00	0.10%	6.930	347	76.22	685
09/01/13	4	1,944,401.42	0.13%	7.014	348	66.44	698
10/01/13	5	1,619,460.66	0.11%	6.680	349	71.66	697
11/01/13	3	870,930.27	0.06%	6.866	350	55.07	728
12/01/13	3	1,576,000.00	0.11%	6.845	351	61.39	721
01/01/14	2	273,896.66	0.02%	6.447	352	44.14	662
02/01/14	3	2,228,000.00	0.15%	6.555	353	75.62	692
03/01/14	10	2,559,417.37	0.18%	6.538	354	76.22	696
04/01/14	37	10,539,227.73	0.72%	6.580	355	75.63	725
05/01/14	22	10,142,475.26	0.69%	6.708	356	74.24	721
06/01/14	22	10,413,679.43	0.71%	6.868	357	76.29	727
07/01/14	27	11,873,030.00	0.81%	7.409	358	73.49	748
08/01/14	2	1,310,700.00	0.09%	6.475	359	73.14	686
04/01/17	1	454,000.00	0.03%	7.750	355	73.94	673
05/01/17	1	214,035.63	0.01%	8.250	356	80.00	721
06/01/17	7	3,141,582.34	0.22%	7.544	357	68.83	732
07/01/17	2	388,000.00	0.03%	7.737	358	79.56	724
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
	366	74,960,396.76	4.82%	6.721	347	77.44	679
09/01/07	14	4,747,027.38	0.31%	8.389	358	82.02	696
10/01/07	1	359,618.53	0.02%	8.125	348	62.00	657
11/01/07	5	1,448,446.77	0.09%	8.459	349	83.18	695
12/01/07	19	7,830,447.32	0.50%	8.612	371	75.53	715
01/01/08	11	6,340,936.13	0.41%	8.159	378	69.91	716
02/01/08	40	19,130,114.98	1.23%	8.431	378	76.38	694
03/01/08	80	32,869,320.31	2.11%	8.270	384	76.34	700
04/01/08	234	95,690,577.81	6.15%	8.207	402	74.54	699
05/01/08	281	115,309,020.88	7.41%	8.176	411	75.02	706
06/01/08	274	104,004,127.69	6.68%	8.195	405	75.76	713
07/01/08	253	93,171,064.69	5.99%	8.198	412	75.79	710
08/01/08	86	34,576,375.19	2.22%	8.086	397	75.19	718
09/01/08	30	13,144,505.00	0.84%	8.066	417	75.37	707
10/01/08	1	562,375.00	0.04%	2.375	480	89.98	786
11/01/08	2	241,081.00	0.02%	4.851	358	97.61	598
05/01/09	2	411,240.34	0.03%	8.112	355	97.29	698
04/01/10	2	1,133,498.52	0.07%	7.309	354	75.74	758
05/01/10	7	3,602,964.05	0.23%	6.894	355	88.81	726
06/01/10	7	3,290,941.64	0.21%	7.170	356	79.86	737
07/01/10	18	6,186,331.54	0.40%	7.212	357	80.86	728
08/01/10	4	1,156,208.00	0.07%	7.147	357	87.55	674
08/01/11	1	365,113.96	0.02%	7.875	346	74.58	750
09/01/11	26	10,848,620.45	0.70%	7.561	347	68.10	735
10/01/11	1	580,684.79	0.04%	8.000	348	80.00	690
11/01/11	9	2,896,689.58	0.19%	7.102	377	79.13	757
12/01/11	90	32,124,883.49	2.06%	6.927	358	73.03	725
01/01/12	350	119,506,211.29	7.68%	6.875	358	74.14	729
02/01/12	320	122,340,595.81	7.86%	6.811	355	72.52	732
03/01/12	238	81,353,591.21	5.23%	6.971	357	72.00	724
04/01/12	86	32,453,136.36	2.09%	7.264	354	72.02	712
05/01/12	246	85,088,329.96	5.47%	7.134	357	75.31	715
06/01/12	321	135,613,368.61	8.72%	7.288	371	76.46	720
07/01/12	460	163,246,418.91	10.49%	7.324	372	75.59	724
08/01/12	176	63,618,677.86	4.09%	7.609	363	77.98	710
09/01/12	27	12,492,511.12	0.80%	7.595	363	71.45	725
10/01/12	1	910,000.00	0.06%	7.375	360	67.41	667
06/01/13	1	999,939.90	0.06%	7.875	344	74.07	720
08/01/13	3	1,485,061.37	0.10%	6.693	346	64.00	692
09/01/13	3	1,426,250.00	0.09%	6.930	347	76.22	685
10/01/13	4	1,944,401.42	0.12%	7.014	348	66.44	698
11/01/13	5	1,619,460.66	0.10%	6.680	349	71.66	697
12/01/13	3	870,930.27	0.06%	6.866	350	55.07	728
01/01/14	3	1,576,000.00	0.10%	6.845	351	61.39	721
02/01/14	2	273,896.66	0.02%	6.447	352	44.14	662
03/01/14	3	2,228,000.00	0.14%	6.555	353	75.62	692
04/01/14	10	2,559,417.37	0.16%	6.538	354	76.22	696
05/01/14	37	10,539,227.73	0.68%	6.580	355	75.63	725
06/01/14	22	10,142,475.26	0.65%	6.708	356	74.24	721
07/01/14	22	10,413,679.43	0.67%	6.868	357	76.29	727
08/01/14	27	11,873,030.00	0.76%	7.409	358	73.49	748
09/01/14	2	1,310,700.00	0.08%	6.475	359	73.14	686
05/01/17	1	454,000.00	0.03%	7.750	355	73.94	673
06/01/17	1	214,035.63	0.01%	8.250	356	80.00	721
07/01/17	7	3,141,582.34	0.20%	7.544	357	68.83	732
08/01/17	3	938,000.00	0.06%	7.525	358	68.08	767
09/01/17	19	8,310,500.00	0.53%	7.034	359	63.24	753
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	1,382	536,750,917.01	36.76%	8.225	406	75.40	706
3	2	747,056.14	0.05%	6.950	403	66.97	716
13	2	241,081.00	0.02%	4.851	358	97.61	598
19	2	411,240.34	0.03%	8.112	355	97.29	698
30	2	1,133,498.52	0.08%	7.309	354	75.74	758
31	7	3,602,964.05	0.25%	6.894	355	88.81	726
32	7	3,290,941.64	0.23%	7.170	356	79.86	737
33	18	6,186,331.54	0.42%	7.212	357	80.86	728
34	4	1,156,208.00	0.08%	7.147	357	87.55	674
46	1	365,113.96	0.03%	7.875	346	74.58	750
47	30	12,537,286.84	0.86%	7.627	347	69.69	728
49	9	2,896,689.58	0.20%	7.102	377	79.13	757
50	90	32,124,883.49	2.20%	6.927	358	73.03	725
51	349	119,372,019.16	8.18%	6.873	358	74.14	729
52	320	122,340,595.81	8.38%	6.811	355	72.52	732
53	246	84,097,047.80	5.76%	6.991	357	72.11	724
54	102	38,600,463.29	2.64%	7.315	355	71.85	714
55	253	88,848,504.62	6.08%	7.123	355	75.06	715
56	288	127,815,530.40	8.75%	7.228	366	76.66	721
57	380	138,837,554.54	9.51%	7.184	368	75.85	728
58	169	59,851,182.38	4.10%	7.614	364	77.25	711
59	34	14,606,311.12	1.00%	7.584	370	71.82	720
60	1	910,000.00	0.06%	7.375	360	67.41	667
68	1	999,939.90	0.07%	7.875	344	74.07	720
70	3	1,485,061.37	0.10%	6.693	346	64.00	692
71	3	1,426,250.00	0.10%	6.930	347	76.22	685
72	4	1,944,401.42	0.13%	7.014	348	66.44	698
73	5	1,619,460.66	0.11%	6.680	349	71.66	697
74	3	870,930.27	0.06%	6.866	350	55.07	728
75	3	1,576,000.00	0.11%	6.845	351	61.39	721
76	2	273,896.66	0.02%	6.447	352	44.14	662
77	3	2,228,000.00	0.15%	6.555	353	75.62	692
78	10	2,559,417.37	0.18%	6.538	354	76.22	696
79	37	10,539,227.73	0.72%	6.580	355	75.63	725
80	22	10,142,475.26	0.69%	6.708	356	74.24	721
81	22	10,413,679.43	0.71%	6.868	357	76.29	727
82	27	11,873,030.00	0.81%	7.409	358	73.49	748
83	2	1,310,700.00	0.09%	6.475	359	73.14	686
115	1	454,000.00	0.03%	7.750	355	73.94	673
116	1	214,035.63	0.01%	8.250	356	80.00	721
117	7	3,141,582.34	0.22%	7.544	357	68.83	732
118	2	388,000.00	0.03%	7.737	358	79.56	724
Total	3,856	1,460,183,509.27	100.00%	7.510	377	74.84	717

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	366	74,960,396.76	4.82%	6.721	347	77.44	679
0	14	4,747,027.38	0.31%	8.389	358	82.02	696
1	1	359,618.53	0.02%	8.125	348	62.00	657
2	5	1,448,446.77	0.09%	8.459	349	83.18	695
3	19	7,830,447.32	0.50%	8.612	371	75.53	715
4	11	6,340,936.13	0.41%	8.159	378	69.91	716
5	40	19,130,114.98	1.23%	8.431	378	76.38	694
6	80	32,869,320.31	2.11%	8.270	384	76.34	700
7	234	95,690,577.81	6.15%	8.207	402	74.54	699
8	281	115,309,020.88	7.41%	8.176	411	75.02	706
9	274	104,004,127.69	6.68%	8.195	405	75.76	713
10	253	93,171,064.69	5.99%	8.198	412	75.79	710
11	86	34,576,375.19	2.22%	8.086	397	75.19	718
12	30	13,144,505.00	0.84%	8.066	417	75.37	707
13	1	562,375.00	0.04%	2.375	480	89.98	786
14	2	241,081.00	0.02%	4.851	358	97.61	598
20	2	411,240.34	0.03%	8.112	355	97.29	698
31	2	1,133,498.52	0.07%	7.309	354	75.74	758
32	7	3,602,964.05	0.23%	6.894	355	88.81	726
33	7	3,290,941.64	0.21%	7.170	356	79.86	737
34	18	6,186,331.54	0.40%	7.212	357	80.86	728
35	4	1,156,208.00	0.07%	7.147	357	87.55	674
47	1	365,113.96	0.02%	7.875	346	74.58	750
48	26	10,848,620.45	0.70%	7.561	347	68.10	735
49	1	580,684.79	0.04%	8.000	348	80.00	690
50	9	2,896,689.58	0.19%	7.102	377	79.13	757
51	90	32,124,883.49	2.06%	6.927	358	73.03	725
52	350	119,506,211.29	7.68%	6.875	358	74.14	729
53	320	122,340,595.81	7.86%	6.811	355	72.52	732
54	238	81,353,591.21	5.23%	6.971	357	72.00	724
55	86	32,453,136.36	2.09%	7.264	354	72.02	712
56	246	85,088,329.96	5.47%	7.134	357	75.31	715
57	321	135,613,368.61	8.72%	7.288	371	76.46	720
58	460	163,246,418.91	10.49%	7.324	372	75.59	724
59	176	63,618,677.86	4.09%	7.609	363	77.98	710
60	27	12,492,511.12	0.80%	7.595	363	71.45	725
61	1	910,000.00	0.06%	7.375	360	67.41	667
69	1	999,939.90	0.06%	7.875	344	74.07	720
71	3	1,485,061.37	0.10%	6.693	346	64.00	692
72	3	1,426,250.00	0.09%	6.930	347	76.22	685
73	4	1,944,401.42	0.12%	7.014	348	66.44	698
74	5	1,619,460.66	0.10%	6.680	349	71.66	697
75	3	870,930.27	0.06%	6.866	350	55.07	728
76	3	1,576,000.00	0.10%	6.845	351	61.39	721
77	2	273,896.66	0.02%	6.447	352	44.14	662
78	3	2,228,000.00	0.14%	6.555	353	75.62	692
79	10	2,559,417.37	0.16%	6.538	354	76.22	696
80	37	10,539,227.73	0.68%	6.580	355	75.63	725
81	22	10,142,475.26	0.65%	6.708	356	74.24	721
82	22	10,413,679.43	0.67%	6.868	357	76.29	727
83	27	11,873,030.00	0.76%	7.409	358	73.49	748
84	2	1,310,700.00	0.08%	6.475	359	73.14	686
116	1	454,000.00	0.03%	7.750	355	73.94	673
117	1	214,035.63	0.01%	8.250	356	80.00	721
118	7	3,141,582.34	0.20%	7.544	357	68.83	732
119	3	938,000.00	0.06%	7.525	358	68.08	767
120	19	8,310,500.00	0.53%	7.034	359	63.24	753
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	6.15%	6.880	350	76.46	689
0	1,383	536,935,598.15	34.51%	8.230	406	75.38	706
1	1	562,375.00	0.04%	2.375	480	89.98	786
10	2	241,081.00	0.02%	4.851	358	97.61	598
19	2	411,240.34	0.03%	8.112	355	97.29	698
30	2	1,133,498.52	0.07%	7.309	354	75.74	758
31	7	3,602,964.05	0.23%	6.894	355	88.81	726
32	8	3,640,456.64	0.23%	7.129	356	81.64	721
33	18	6,186,331.54	0.40%	7.212	357	80.86	728
34	3	806,693.00	0.05%	7.319	358	82.82	716
46	1	365,113.96	0.02%	7.875	346	74.58	750
47	30	12,537,286.84	0.81%	7.627	347	69.69	728
49	9	2,896,689.58	0.19%	7.102	377	79.13	757
50	90	32,124,883.49	2.06%	6.927	358	73.03	725
51	349	119,372,019.16	7.67%	6.873	358	74.14	729
52	320	122,340,595.81	7.86%	6.811	355	72.52	732
53	246	84,097,047.80	5.40%	6.991	357	72.11	724
54	102	38,600,463.29	2.48%	7.315	355	71.85	714
55	253	88,848,504.62	5.71%	7.123	355	75.06	715
56	288	127,815,530.40	8.21%	7.228	366	76.66	721
57	380	138,837,554.54	8.92%	7.184	368	75.85	728
58	169	59,851,182.38	3.85%	7.614	364	77.25	711
59	34	14,606,311.12	0.94%	7.584	370	71.82	720
60	1	910,000.00	0.06%	7.375	360	67.41	667
68	1	999,939.90	0.06%	7.875	344	74.07	720
70	3	1,485,061.37	0.10%	6.693	346	64.00	692
71	3	1,426,250.00	0.09%	6.930	347	76.22	685
72	4	1,944,401.42	0.12%	7.014	348	66.44	698
73	5	1,619,460.66	0.10%	6.680	349	71.66	697
74	3	870,930.27	0.06%	6.866	350	55.07	728
75	3	1,576,000.00	0.10%	6.845	351	61.39	721
76	2	273,896.66	0.02%	6.447	352	44.14	662
77	3	2,228,000.00	0.14%	6.555	353	75.62	692
78	10	2,559,417.37	0.16%	6.538	354	76.22	696
79	37	10,539,227.73	0.68%	6.580	355	75.63	725
80	22	10,142,475.26	0.65%	6.708	356	74.24	721
81	22	10,413,679.43	0.67%	6.868	357	76.29	727
82	27	11,873,030.00	0.76%	7.409	358	73.49	748
83	2	1,310,700.00	0.08%	6.475	359	73.14	686
115	1	454,000.00	0.03%	7.750	355	73.94	673
116	1	214,035.63	0.01%	8.250	356	80.00	721
117	7	3,141,582.34	0.20%	7.544	357	68.83	732
118	2	388,000.00	0.02%	7.737	358	79.56	724
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	397	84,951,936.00	5.46%	6.774	348	77.22	682
36	2	1,125,500.00	0.07%	6.923	355	78.99	761
60	4	1,813,708.46	0.12%	6.832	374	73.84	740
84	26	10,967,757.42	0.70%	6.781	350	67.14	701
120	2,061	773,180,386.20	49.69%	6.989	361	75.26	727
180	2	540,500.00	0.03%	7.250	359	87.37	763
348	1,220	453,578,006.63	29.15%	8.044	355	74.23	706
468	555	229,768,246.26	14.77%	8.263	475	74.72	709
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	6.15%	6.880	350	76.46	689
1	1,350	518,511,131.62	33.32%	8.207	407	75.46	706
3	32	18,239,785.39	1.17%	8.737	360	73.84	717
6	2	747,056.14	0.05%	6.950	403	66.97	716
12	2	241,081.00	0.02%	4.851	358	97.61	598
24	2	411,240.34	0.03%	8.112	355	97.29	698
36	38	15,369,943.75	0.99%	7.130	356	82.63	728
60	2,272	843,203,182.99	54.19%	7.107	360	74.44	724
84	147	59,262,470.07	3.81%	6.874	355	73.51	722
120	11	4,197,617.97	0.27%	7.620	357	70.94	724
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	6.15%	6.880	350	76.46	689
1	1,913	729,469,453.80	46.88%	8.093	394	74.74	708
6	1,650	619,293,107.22	39.80%	6.924	361	75.05	729
12	293	111,420,948.25	7.16%	6.956	356	74.31	715
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	390	84,837,699.08	5.45%	6.700	348	77.22	683
6	2	747,056.14	0.05%	6.950	403	66.97	716
12	1,327	528,436,901.54	33.96%	8.200	403	75.41	707
15	2	241,081.00	0.02%	4.851	358	97.61	598
24	2	411,240.34	0.03%	8.112	355	97.29	698
36	37	15,020,428.75	0.97%	7.139	356	82.27	731
38	1	349,515.00	0.02%	6.750	356	98.45	577
59	1	89,910.00	0.01%	7.500	349	89.02	691
60	2,331	855,950,571.08	55.01%	7.147	362	74.52	723
84	143	56,783,520.07	3.65%	6.892	355	73.37	723
120	31	13,058,117.97	0.84%	7.237	358	65.58	746
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	4,260	1,552,718,496.92	99.79%	7.471	375	74.92	716
Delq: 30 Days	7	3,207,544.05	0.21%	7.664	351	81.84	715
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	167	55,111,940.88	3.54%	7.161	366	70.82	729
20.01 -25.00	279	98,397,964.33	6.32%	7.175	368	72.38	723
25.01 -30.00	486	171,887,098.27	11.05%	7.191	364	73.36	724
30.01 -35.00	790	292,216,792.90	18.78%	7.494	372	74.36	720
35.01 -40.00	1,265	477,841,462.32	30.71%	7.728	385	75.72	710
40.01 -45.00	837	311,567,467.97	20.02%	7.477	379	75.67	712
45.01 -50.00	172	60,003,106.84	3.86%	7.197	368	75.63	709
50.01 -55.00	44	9,165,268.97	0.59%	7.285	369	78.42	685
55.01 -60.00	25	4,875,628.39	0.31%	6.859	342	73.02	662
60.01+	23	4,582,839.81	0.29%	6.798	353	77.43	696
None	179	70,276,470.29	4.52%	7.302	357	78.33	727
Total	4,267	1,555,926,040.97	100.00%	7.472	375	74.94	716

Group 1 - Mortgage Loans
As of the related Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$463,203,268	$45,500	$735,213
Average Scheduled Principal Balance	$256,480
Number of Mortgage Loans	1,806

Weighted Average Gross Coupon	7.400%	5.500%	9.500%
Weighted Average FICO Score	721	620	823
Weighted Average Original LTV	76.65%	20.00%	100.00%
Weighted Average Total LTV (Including Silent 2nd)	79.99%	20.00%	100.00%

Weighted Average Original Term	376 months	360 months	480 months
Weighted Average Stated Remaining Term	370 months	345 months	478 months
Weighted Average Seasoning	6 months	2 months	15 months

Weighted Average Gross Margin	2.747%	2.250%	4.550%
Weighted Average Minimum Interest Rate	2.912%	2.250%	5.500%
Weighted Average Maximum Interest Rate	11.450%	9.900%	15.689%
Weighted Average First Rate Cap	5.082%	2.000%	6.000%
Weighted Average Periodic Rate Cap	1.163%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.5%	7.5%	7.5%
Weighted Average Negative Amortization Limit	115	110	115
Weighted Average Months to Roll	38 months	1 months	117 months

Maturity Date		Jun 1 2036	Jul 1 2047
Maximum Zip Code Concentration	0.47%	96753 (KIHEI, HI)

ARM	100.00%	Negative Amortization	83.33%
		No Negative Amortization	16.67%
2/28 6 MO LIBOR	0.02%
2/28 6 MO LIBOR IO	0.06%	No Silent Seconds	72.89%
3/1 YR LIBOR	0.08%	Silent Second	27.11%
3/1 YR LIBOR IO	0.06%
3/27 6 MO LIBOR	0.10%	Prepay Penalty: 0 months	45.25%
3/27 6 MO LIBOR IO	0.78%	Prepay Penalty: 6 months	0.07%
5/1 YR LIBOR	0.51%	Prepay Penalty: 12 months	12.79%
5/1 YR LIBOR IO	6.76%	Prepay Penalty: 24 months	3.12%
5/25 6 MO LIBOR	0.79%	Prepay Penalty: 30 months	0.12%
5/25 6 MO LIBOR IO	6.97%	Prepay Penalty: 36 months	38.64%
7/23 6 MO LIBOR	0.30%
7/23 6 MO LIBOR IO	0.24%	First Lien	100.00%
Negam 10/6 MO LIBOR	0.17%
Negam 5/1 YR LIBOR IO YRS 5-10	3.83%	Cash Out Refinance	48.94%
Negam 5/6 MO LIBOR IO YRS 5-10	46.74%	Purchase	23.54%
Negam 7/6 MO LIBOR IO Yr 7-10	1.65%	Rate/Term Refinance	27.52%
Negam LIBOR	1.26%
Negam LIBOR 40/30 Balloon	0.27%	Condominium	12.21%
Negam LIBOR 5 Yr Fixed Pay	0.14%	Planned Unit Development	19.28%
Negam MTA	23.83%	Single Family	61.76%
Negam MTA 40/30 Balloon	0.49%	Townhouse	0.33%
Negam MTA 5 Yr Fixed Pay	4.56%	Two-to-Four Family	6.42%
Negam MTA 5 Yr FxPay 40/30 Bal	0.39%
		Investor	17.14%
Interest Only	98.19%	Primary	77.86%
Not Interest Only	1.81%	Second Home	5.00%

Hybrid	69.06%	Top 5 States:
Not a Hybrid	30.94%	California	34.35%
		Florida	15.59%
		Washington	7.91%
		Arizona	5.25%
		Maryland	3.17%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	1	45,500.00	0.01%	7.875	357	70.00	743
50,000.01 - 100,000.00	55	4,528,979.65	0.98%	7.407	367	71.54	726
100,000.01 - 150,000.00	221	28,219,868.75	6.09%	7.301	363	75.26	720
150,000.01 - 200,000.00	306	53,665,369.25	11.59%	7.340	366	75.62	720
200,000.01 - 250,000.00	331	74,225,585.85	16.02%	7.407	370	75.79	720
250,000.01 - 300,000.00	299	82,375,397.98	17.78%	7.446	373	77.24	720
300,000.01 - 350,000.00	220	71,266,672.97	15.39%	7.361	371	78.22	724
350,000.01 - 400,000.00	230	85,842,682.71	18.53%	7.386	370	77.25	720
400,000.01 - 450,000.00	110	45,464,135.35	9.82%	7.451	372	76.36	718
450,000.01 - 500,000.00	14	6,681,772.68	1.44%	7.217	380	76.22	716
500,000.01 - 550,000.00	8	4,169,041.55	0.90%	7.172	354	79.50	712
550,000.01 - 600,000.00	6	3,491,248.42	0.75%	8.004	356	71.63	730
600,000.01 - 650,000.00	4	2,491,800.06	0.54%	8.367	353	73.55	779
700,000.01 - 750,000.00	1	735,213.05	0.16%	8.375	346	75.00	700
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	35	8,052,015.99	1.74%	5.801	354	74.62	735
6.000 - 6.499	126	30,742,499.13	6.64%	6.275	358	71.55	729
6.500 - 6.999	481	124,990,511.18	26.98%	6.732	357	73.77	728
7.000 - 7.499	409	103,449,729.93	22.33%	7.162	358	76.64	723
7.500 - 7.999	236	60,569,178.32	13.08%	7.691	381	80.71	722
8.000 - 8.499	315	82,049,743.22	17.71%	8.227	397	78.01	710
8.500 - 8.999	172	43,895,883.83	9.48%	8.627	383	79.86	705
9.000 - 9.499	31	8,844,100.41	1.91%	9.077	356	81.31	708
9.500 - 9.999	1	609,606.26	0.13%	9.500	350	68.60	736
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	12	2,584,486.83	0.56%	7.786	370	78.14	622
625-649	71	16,023,345.44	3.46%	7.605	372	74.94	638
650-674	200	51,204,056.77	11.05%	7.487	369	77.26	664
675-699	335	88,022,463.48	19.00%	7.544	369	77.29	687
700-724	374	96,991,690.00	20.94%	7.478	376	77.27	711
725-749	310	79,932,584.23	17.26%	7.318	368	78.61	737
750-774	238	61,824,921.42	13.35%	7.265	364	76.39	761
775-799	178	45,137,414.16	9.74%	7.167	370	72.79	786
800+	78	18,786,103.15	4.06%	7.059	372	72.11	806
None	10	2,696,202.79	0.58%	8.360	383	74.37	0
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	90	18,555,690.56	4.01%	7.045	370	39.46	741
50.00- 54.99	37	8,763,043.36	1.89%	7.112	371	52.54	721
55.00- 59.99	50	12,944,251.86	2.79%	6.962	377	57.73	724
60.00- 64.99	74	20,194,667.66	4.36%	7.015	364	62.74	721
65.00- 69.99	98	26,104,003.62	5.64%	7.193	377	67.51	728
70.00- 74.99	179	44,564,683.73	9.62%	7.290	367	72.00	719
75.00- 79.99	318	80,998,126.37	17.49%	7.335	368	77.28	718
80.00	624	169,548,772.56	36.60%	7.554	374	80.00	721
80.01- 84.99	24	5,820,489.17	1.26%	7.154	353	83.56	722
85.00- 89.99	88	19,829,192.09	4.28%	7.289	356	87.94	710
90.00- 94.99	113	26,237,976.24	5.66%	7.718	371	90.45	710
95.00- 99.99	61	14,751,031.01	3.18%	7.612	366	95.59	718
100.00	50	14,891,340.04	3.21%	7.659	356	100.00	733
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	1,470	381,673,239.72	82.40%	7.369	371	73.37	722
LTV > 80 GEMICO	10	2,314,163.06	0.50%	8.114	393	88.49	707
LTV > 80 MGIC	20	4,431,368.76	0.96%	8.023	366	91.96	705
LTV > 80 Other	5	1,259,384.59	0.27%	7.497	386	89.43	693
LTV > 80 PMI	131	35,498,778.07	7.66%	7.979	361	94.91	722
LTV > 80 Radian	142	31,252,701.98	6.75%	6.857	359	89.30	715
LTV > 80 Republic	7	1,836,134.59	0.40%	7.933	356	88.23	708
LTV > 80 Triad Guaranty	3	276,728.26	0.06%	8.110	453	92.12	718
LTV > 80 United Guaranty	18	4,660,769.24	1.01%	7.915	373	92.24	716
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	88	17,970,385.63	3.88%	7.055	370	39.17	741
50.00- 54.99	34	8,097,292.22	1.75%	7.101	367	52.58	722
55.00- 59.99	51	13,525,988.95	2.92%	6.960	380	57.28	725
60.00- 64.99	72	19,490,297.13	4.21%	7.003	362	62.80	722
65.00- 69.99	91	24,482,826.23	5.29%	7.181	378	67.30	731
70.00- 74.99	152	37,728,782.00	8.15%	7.263	369	71.80	719
75.00- 79.99	236	59,389,276.23	12.82%	7.378	370	76.95	719
80.00	311	80,898,691.44	17.47%	7.545	373	79.72	720
80.01- 84.99	40	10,915,548.20	2.36%	7.232	363	80.70	724
85.00- 89.99	190	48,849,238.95	10.55%	7.355	366	82.43	718
90.00- 94.99	316	82,846,367.27	17.89%	7.764	376	82.84	712
95.00- 99.99	119	28,748,914.71	6.21%	7.283	363	87.49	717
100.00	106	30,259,659.31	6.53%	7.384	357	89.70	734
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	1,350	337,651,281.73	72.89%	7.364	369	76.01	722
Silent Second	456	125,551,986.54	27.11%	7.494	372	78.38	718
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	1,583	403,130,141.28	87.03%	7.310	354	76.88	721
480	223	60,073,126.99	12.97%	7.997	476	75.12	719
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	1,583	403,130,141.28	87.03%	7.310	354	76.88	721
361+	223	60,073,126.99	12.97%	7.997	476	75.12	719
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2/28 6 MO LIBOR	1	111,340.34	0.02%	8.750	355	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.06%	7.875	355	100.00	687
3/1 YR LIBOR	1	381,839.49	0.08%	6.750	357	85.00	806
3/1 YR LIBOR IO	1	261,250.00	0.06%	7.750	357	90.09	668
3/27 6 MO LIBOR	2	464,934.70	0.10%	7.653	357	73.69	688
3/27 6 MO LIBOR IO	14	3,615,364.00	0.78%	7.401	357	86.09	723
5/1 YR LIBOR	10	2,359,337.83	0.51%	6.644	357	72.42	722
5/1 YR LIBOR IO	119	31,298,462.33	6.76%	6.748	356	73.58	707
5/25 6 MO LIBOR	17	3,658,787.76	0.79%	7.977	356	91.56	711
5/25 6 MO LIBOR IO	108	32,267,472.74	6.97%	7.695	356	93.13	728
7/23 6 MO LIBOR	8	1,387,779.55	0.30%	7.672	357	79.51	685
7/23 6 MO LIBOR IO	5	1,089,629.37	0.24%	7.889	356	96.61	719
Negam 10/6 MO LIBOR	3	778,108.84	0.17%	7.585	357	77.88	728
Negam 5/1 YR LIBOR IO YRS 5-10	66	17,755,984.83	3.83%	7.100	356	73.37	720
Negam 5/6 MO LIBOR IO YRS 5-10	863	216,497,639.62	46.74%	6.899	361	74.03	730
Negam 7/6 MO LIBOR IO Yr 7-10	36	7,661,615.32	1.65%	6.428	355	75.70	719
Negam LIBOR	26	5,817,887.78	1.26%	8.366	369	77.39	708
Negam LIBOR 40/30 Balloon	4	1,240,066.57	0.27%	8.259	356	72.99	683
Negam LIBOR 5 Yr Fixed Pay	3	656,955.16	0.14%	8.176	443	70.39	749
Negam MTA	414	110,389,150.34	23.83%	8.330	392	78.03	709
Negam MTA 40/30 Balloon	7	2,273,575.19	0.49%	8.258	355	78.99	701
Negam MTA 5 Yr Fixed Pay	91	21,125,530.74	4.56%	8.201	410	73.60	710
Negam MTA 5 Yr FxPay 40/30 Bal	6	1,810,655.77	0.39%	8.271	357	70.68	680
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO LIBOR	33	7,714,909.51	1.67%	8.333	373	76.09	708
1 YR LIBOR	197	52,056,874.48	11.24%	6.868	356	73.62	713
6 MO LIBOR	1,058	267,832,572.24	57.82%	7.016	360	76.94	729
MTA	518	135,598,912.04	29.27%	8.308	394	77.26	709
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: 0 months	850	209,596,540.64	45.25%	7.015	357	77.01	724
Prepay Penalty: 6 months	1	337,407.52	0.07%	7.250	352	73.63	785
Prepay Penalty: 12 months	214	59,249,229.97	12.79%	7.654	370	76.29	723
Prepay Penalty: 24 months	48	14,445,454.25	3.12%	7.508	383	73.78	734
Prepay Penalty: 30 months	2	574,544.95	0.12%	8.283	356	89.95	692
Prepay Penalty: 36 months	691	179,000,090.94	38.64%	7.755	383	76.54	715
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	52	13,773,857.88	2.97%	6.865	353	74.07	718
Full Documentation	394	85,374,757.26	18.43%	6.989	361	76.32	722
NINA	8	2,150,708.58	0.46%	7.235	356	76.25	697
NIVA *	56	16,095,610.19	3.47%	7.437	359	79.26	726
No Documentation	43	11,339,931.02	2.45%	7.558	357	84.20	733
Reduced Documentation	49	10,850,679.95	2.34%	7.109	362	75.28	732
SISA	142	35,583,545.55	7.68%	7.901	382	78.46	713
SIVA	1,062	288,034,177.84	62.18%	7.489	373	76.26	721
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	877	226,682,087.51	48.94%	7.384	373	72.63	719
Purchase	419	109,057,432.35	23.54%	7.538	365	84.90	731
Rate/Term Refinance	510	127,463,748.41	27.52%	7.308	369	76.74	715
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	237	56,554,349.40	12.21%	7.412	367	78.02	724
Planned Unit Development	337	89,319,805.07	19.28%	7.445	366	78.29	726
Single Family	1,138	286,081,626.58	61.76%	7.361	372	76.07	719
Townhouse	8	1,531,759.76	0.33%	7.615	382	69.94	713
Two-to-Four Family	86	29,715,727.46	6.42%	7.595	367	75.02	718
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	353	79,394,675.31	17.14%	7.563	368	73.58	729
Primary	1,368	360,632,997.97	77.86%	7.348	370	77.20	718
Second Home	85	23,175,594.99	5.00%	7.636	367	78.61	736
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	9	1,872,662.84	0.40%	6.769	353	79.71	727
Alaska	8	2,442,865.61	0.53%	7.100	379	78.51	708
Arizona	106	24,327,005.65	5.25%	7.499	369	77.30	730
California	501	159,130,647.14	34.35%	7.511	377	73.76	720
Colorado	48	10,373,171.24	2.24%	7.407	362	79.94	750
Connecticut	20	4,990,154.12	1.08%	6.976	371	77.14	711
Delaware	2	287,386.44	0.06%	6.370	352	89.65	713
District of Columbia	3	914,579.15	0.20%	7.961	354	69.53	678
Florida	316	72,196,241.93	15.59%	7.541	370	77.29	713
Georgia	24	4,881,826.74	1.05%	7.240	357	83.05	699
Hawaii	24	10,045,824.63	2.17%	7.400	370	75.16	738
Idaho	10	1,904,729.85	0.41%	7.353	353	74.54	718
Illinois	41	9,824,538.80	2.12%	7.290	362	81.58	708
Indiana	10	1,730,363.83	0.37%	7.244	354	79.40	724
Iowa	5	952,898.69	0.21%	7.220	370	75.79	714
Kentucky	4	494,888.36	0.11%	7.236	354	81.73	719
Louisiana	3	491,416.55	0.11%	7.094	354	82.48	726
Maine	9	1,576,270.63	0.34%	6.565	353	76.68	704
Maryland	57	14,678,882.91	3.17%	7.188	357	79.82	716
Massachusetts	12	2,959,025.23	0.64%	7.165	373	82.27	723
Michigan	46	8,441,792.13	1.82%	7.053	365	78.65	730
Minnesota	17	4,034,672.77	0.87%	7.071	367	79.33	722
Mississippi	1	117,447.40	0.03%	6.625	355	88.76	680
Missouri	23	4,030,929.30	0.87%	7.187	360	78.27	735
Montana	2	468,974.73	0.10%	7.438	355	84.71	744
Nebraska	2	280,819.95	0.06%	7.803	429	80.72	742
Nevada	48	11,796,913.56	2.55%	7.790	381	80.45	724
New Jersey	29	8,099,337.89	1.75%	7.170	354	79.48	713
New Mexico	17	3,392,227.87	0.73%	7.039	363	76.80	730
New York	22	6,298,185.63	1.36%	7.338	353	71.85	718
North Carolina	18	3,604,430.96	0.78%	7.328	363	79.75	695
Ohio	10	1,471,053.34	0.32%	7.150	365	85.12	698
Oklahoma	3	418,768.65	0.09%	6.363	372	82.04	698
Oregon	57	14,396,253.19	3.11%	7.325	372	78.69	725
Pennsylvania	29	5,444,292.65	1.18%	6.914	360	74.73	742
Rhode Island	4	987,899.82	0.21%	6.849	355	87.99	674
South Carolina	10	1,693,588.02	0.37%	7.156	352	78.96	711
South Dakota	1	103,241.59	0.02%	8.375	477	90.00	698
Tennessee	6	878,999.07	0.19%	6.833	367	82.06	722
Texas	25	4,822,272.58	1.04%	7.216	366	79.66	720
Utah	29	6,226,762.92	1.34%	7.412	370	85.01	726
Virginia	43	10,899,282.37	2.35%	7.306	363	76.05	711
Washington	139	36,630,100.72	7.91%	7.233	368	76.68	727
West Virginia	5	1,142,083.81	0.25%	6.890	355	84.17	729
Wisconsin	8	1,447,557.01	0.31%	7.136	352	80.56	727
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	920	226,368,829.12	48.87%	6.822	357	74.39	725
2.500 - 2.999	320	87,950,221.86	18.99%	7.350	377	75.04	726
3.000 - 3.499	334	86,236,909.99	18.62%	8.166	394	78.73	710
3.500 - 3.999	182	47,589,469.08	10.27%	8.415	380	83.60	710
4.000 - 4.499	49	14,448,231.96	3.12%	8.745	356	86.90	720
4.500 - 4.999	1	609,606.26	0.13%	9.500	350	68.60	736
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	790	192,449,778.96	41.55%	6.835	357	74.52	728
2.500 - 2.999	320	87,950,221.86	18.99%	7.350	377	75.04	726
3.000 - 3.499	334	86,236,909.99	18.62%	8.166	394	78.73	710
3.500 - 3.999	192	50,177,220.18	10.83%	8.290	379	82.81	710
4.000 - 4.499	95	27,820,400.16	6.01%	7.651	356	79.19	717
4.500 - 4.999	51	13,014,286.92	2.81%	7.008	356	74.42	708
5.000 - 5.499	19	4,245,008.37	0.92%	7.377	356	79.65	702
5.500 - 5.999	5	1,309,441.83	0.28%	7.750	356	82.50	684
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	546	142,119,382.72	30.68%	8.309	393	77.17	709
10.000 -10.499	2	619,570.15	0.13%	7.944	349	76.64	686
10.500 -10.999	31	6,962,082.98	1.50%	5.796	353	74.74	737
11.000 -11.499	104	24,466,349.44	5.28%	6.308	359	73.27	735
11.500 -11.999	418	108,269,434.38	23.37%	6.734	357	73.77	730
12.000 -12.499	394	100,139,390.38	21.62%	7.105	359	75.83	724
12.500 -12.999	199	52,100,198.99	11.25%	7.307	371	79.48	724
13.000 -13.499	57	15,224,052.93	3.29%	7.562	356	84.06	717
13.500 -13.999	46	11,449,938.87	2.47%	8.196	356	88.24	705
14.000 -14.499	6	1,504,285.06	0.32%	9.193	356	89.95	705
14.500 -14.999	2	216,890.34	0.05%	8.628	355	89.99	734
15.500 -15.999	1	131,692.03	0.03%	8.500	350	80.00	685
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	551	143,313,821.55	30.94%	8.310	393	77.20	709
2.000	4	1,083,980.65	0.23%	7.112	357	84.08	739
3.000	11	2,773,847.88	0.60%	7.401	357	81.60	725
5.000	1,106	281,035,362.09	60.67%	7.017	360	76.67	728
6.000	134	34,996,256.10	7.56%	6.757	356	73.59	709
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	551	143,313,821.55	30.94%	8.310	393	77.20	709
1.000	1,057	267,724,513.17	57.80%	7.016	360	76.94	729
2.000	198	52,164,933.55	11.26%	6.869	356	73.63	713
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	287	77,196,098.11	16.67%	7.278	356	83.83	717
7.500	1,519	386,007,170.16	83.33%	7.424	373	75.21	721
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	66	19,368,876.12	4.18%	8.111	361	75.96	714
Neg Amort Limit: 115	1,453	366,638,294.04	79.15%	7.387	373	75.17	722
Not Applicable - Non Negam	287	77,196,098.11	16.67%	7.278	356	83.83	717
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	1,519	386,007,170.16	83.33%	7.424	373	75.21	721
No Negative Amortization	287	77,196,098.11	16.67%	7.278	356	83.83	717
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/07	551	143,313,821.55	30.94%	8.310	393	77.20	709
04/01/09	2	411,240.34	0.09%	8.112	355	97.29	698
04/01/10	1	360,000.00	0.08%	7.750	355	100.00	704
05/01/10	3	751,244.00	0.16%	7.601	356	89.36	715
06/01/10	14	3,612,144.19	0.78%	7.314	357	82.60	726
10/01/11	6	1,382,175.47	0.30%	7.389	370	78.26	758
11/01/11	60	15,303,422.21	3.30%	6.958	357	72.14	725
12/01/11	239	58,158,060.78	12.56%	6.918	357	73.95	727
01/01/12	220	57,315,741.97	12.37%	6.869	355	74.77	731
02/01/12	139	31,741,922.91	6.85%	6.805	359	73.17	730
03/01/12	26	6,980,454.53	1.51%	6.812	354	80.17	719
04/01/12	139	33,782,581.23	7.29%	6.877	355	80.05	715
05/01/12	110	32,214,222.49	6.95%	7.389	370	78.87	725
06/01/12	234	64,582,385.07	13.94%	7.142	365	77.96	729
07/01/12	10	2,376,718.45	0.51%	6.760	358	76.49	689
03/01/14	6	1,055,611.28	0.23%	6.210	354	80.90	668
04/01/14	29	6,396,203.27	1.38%	6.544	355	78.03	720
05/01/14	7	1,146,558.09	0.25%	8.118	356	77.99	727
06/01/14	7	1,540,651.60	0.33%	6.992	357	78.96	715
05/01/17	1	214,035.63	0.05%	8.250	356	80.00	721
06/01/17	2	564,073.21	0.12%	7.332	357	77.08	731
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
09/01/07	9	2,381,716.97	0.51%	8.527	369	81.68	696
10/01/07	1	359,618.53	0.08%	8.125	348	62.00	657
11/01/07	5	1,448,446.77	0.31%	8.459	349	83.18	695
12/01/07	11	4,041,506.90	0.87%	8.764	350	80.32	723
01/01/08	6	1,795,453.76	0.39%	8.674	378	73.58	682
02/01/08	20	6,106,041.44	1.32%	8.631	365	80.30	701
03/01/08	27	8,087,434.14	1.75%	8.465	371	78.83	703
04/01/08	21	6,513,088.15	1.41%	8.330	368	79.30	685
05/01/08	65	17,001,801.76	3.67%	8.343	392	78.87	715
06/01/08	118	27,961,635.58	6.04%	8.299	399	77.89	713
07/01/08	135	35,240,640.24	7.61%	8.213	402	76.75	712
08/01/08	32	8,492,852.99	1.83%	8.222	394	76.45	706
05/01/09	2	411,240.34	0.09%	8.112	355	97.29	698
05/01/10	1	360,000.00	0.08%	7.750	355	100.00	704
06/01/10	3	751,244.00	0.16%	7.601	356	89.36	715
07/01/10	14	3,612,144.19	0.78%	7.314	357	82.60	726
11/01/11	6	1,382,175.47	0.30%	7.389	370	78.26	758
12/01/11	60	15,303,422.21	3.30%	6.958	357	72.14	725
01/01/12	240	58,292,252.91	12.58%	6.921	357	73.97	727
02/01/12	220	57,315,741.97	12.37%	6.869	355	74.77	731
03/01/12	139	31,741,922.91	6.85%	6.805	359	73.17	730
04/01/12	26	6,980,454.53	1.51%	6.812	354	80.17	719
05/01/12	145	35,284,576.71	7.62%	6.936	359	79.82	715
06/01/12	146	40,855,592.87	8.82%	7.554	382	77.63	723
07/01/12	286	76,650,504.96	16.55%	7.307	370	77.24	725
08/01/12	16	3,914,624.89	0.85%	7.379	364	75.21	705
04/01/14	6	1,055,611.28	0.23%	6.210	354	80.90	668
05/01/14	29	6,396,203.27	1.38%	6.544	355	78.03	720
06/01/14	7	1,146,558.09	0.25%	8.118	356	77.99	727
07/01/14	7	1,540,651.60	0.33%	6.992	357	78.96	715
06/01/17	1	214,035.63	0.05%	8.250	356	80.00	721
07/01/17	2	564,073.21	0.12%	7.332	357	77.08	731
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	551	143,313,821.55	30.94%	8.310	393	77.20	709
19	2	411,240.34	0.09%	8.112	355	97.29	698
31	1	360,000.00	0.08%	7.750	355	100.00	704
32	3	751,244.00	0.16%	7.601	356	89.36	715
33	14	3,612,144.19	0.78%	7.314	357	82.60	726
49	6	1,382,175.47	0.30%	7.389	370	78.26	758
50	60	15,303,422.21	3.30%	6.958	357	72.14	725
51	239	58,158,060.78	12.56%	6.918	357	73.95	727
52	220	57,315,741.97	12.37%	6.869	355	74.77	731
53	139	31,741,922.91	6.85%	6.805	359	73.17	730
54	26	6,980,454.53	1.51%	6.812	354	80.17	719
55	139	33,782,581.23	7.29%	6.877	355	80.05	715
56	110	32,214,222.49	6.95%	7.389	370	78.87	725
57	234	64,582,385.07	13.94%	7.142	365	77.96	729
58	10	2,376,718.45	0.51%	6.760	358	76.49	689
78	6	1,055,611.28	0.23%	6.210	354	80.90	668
79	29	6,396,203.27	1.38%	6.544	355	78.03	720
80	7	1,146,558.09	0.25%	8.118	356	77.99	727
81	7	1,540,651.60	0.33%	6.992	357	78.96	715
116	1	214,035.63	0.05%	8.250	356	80.00	721
117	2	564,073.21	0.12%	7.332	357	77.08	731
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	9	2,381,716.97	0.51%	8.527	369	81.68	696
1	1	359,618.53	0.08%	8.125	348	62.00	657
2	5	1,448,446.77	0.31%	8.459	349	83.18	695
3	11	4,041,506.90	0.87%	8.764	350	80.32	723
4	6	1,795,453.76	0.39%	8.674	378	73.58	682
5	20	6,106,041.44	1.32%	8.631	365	80.30	701
6	27	8,087,434.14	1.75%	8.465	371	78.83	703
7	21	6,513,088.15	1.41%	8.330	368	79.30	685
8	65	17,001,801.76	3.67%	8.343	392	78.87	715
9	118	27,961,635.58	6.04%	8.299	399	77.89	713
10	135	35,240,640.24	7.61%	8.213	402	76.75	712
11	32	8,492,852.99	1.83%	8.222	394	76.45	706
20	2	411,240.34	0.09%	8.112	355	97.29	698
32	1	360,000.00	0.08%	7.750	355	100.00	704
33	3	751,244.00	0.16%	7.601	356	89.36	715
34	14	3,612,144.19	0.78%	7.314	357	82.60	726
50	6	1,382,175.47	0.30%	7.389	370	78.26	758
51	60	15,303,422.21	3.30%	6.958	357	72.14	725
52	240	58,292,252.91	12.58%	6.921	357	73.97	727
53	220	57,315,741.97	12.37%	6.869	355	74.77	731
54	139	31,741,922.91	6.85%	6.805	359	73.17	730
55	26	6,980,454.53	1.51%	6.812	354	80.17	719
56	145	35,284,576.71	7.62%	6.936	359	79.82	715
57	146	40,855,592.87	8.82%	7.554	382	77.63	723
58	286	76,650,504.96	16.55%	7.307	370	77.24	725
59	16	3,914,624.89	0.85%	7.379	364	75.21	705
79	6	1,055,611.28	0.23%	6.210	354	80.90	668
80	29	6,396,203.27	1.38%	6.544	355	78.03	720
81	7	1,146,558.09	0.25%	8.118	356	77.99	727
82	7	1,540,651.60	0.33%	6.992	357	78.96	715
117	1	214,035.63	0.05%	8.250	356	80.00	721
118	2	564,073.21	0.12%	7.332	357	77.08	731
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	551	143,313,821.55	30.94%	8.310	393	77.20	709
19	2	411,240.34	0.09%	8.112	355	97.29	698
31	1	360,000.00	0.08%	7.750	355	100.00	704
32	3	751,244.00	0.16%	7.601	356	89.36	715
33	14	3,612,144.19	0.78%	7.314	357	82.60	726
49	6	1,382,175.47	0.30%	7.389	370	78.26	758
50	60	15,303,422.21	3.30%	6.958	357	72.14	725
51	239	58,158,060.78	12.56%	6.918	357	73.95	727
52	220	57,315,741.97	12.37%	6.869	355	74.77	731
53	139	31,741,922.91	6.85%	6.805	359	73.17	730
54	26	6,980,454.53	1.51%	6.812	354	80.17	719
55	139	33,782,581.23	7.29%	6.877	355	80.05	715
56	110	32,214,222.49	6.95%	7.389	370	78.87	725
57	234	64,582,385.07	13.94%	7.142	365	77.96	729
58	10	2,376,718.45	0.51%	6.760	358	76.49	689
78	6	1,055,611.28	0.23%	6.210	354	80.90	668
79	29	6,396,203.27	1.38%	6.544	355	78.03	720
80	7	1,146,558.09	0.25%	8.118	356	77.99	727
81	7	1,540,651.60	0.33%	6.992	357	78.96	715
116	1	214,035.63	0.05%	8.250	356	80.00	721
117	2	564,073.21	0.12%	7.332	357	77.08	731
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	39	8,364,019.67	1.81%	7.487	357	82.85	713
120	1,216	311,525,427.05	67.25%	6.979	360	76.23	726
348	381	98,813,854.10	21.33%	8.323	355	77.44	706
468	170	44,499,967.45	9.61%	8.280	476	76.65	714
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	542	140,719,316.06	30.38%	8.301	393	77.32	709
3	9	2,594,505.49	0.56%	8.778	370	70.66	690
24	2	411,240.34	0.09%	8.112	355	97.29	698
36	18	4,723,388.19	1.02%	7.393	357	85.00	723
60	1,183	303,837,685.11	65.59%	6.990	360	76.17	726
84	49	10,139,024.24	2.19%	6.756	355	78.47	714
120	3	778,108.84	0.17%	7.585	357	77.88	728
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	551	143,313,821.55	30.94%	8.310	393	77.20	709
6	1,058	267,832,572.24	57.82%	7.016	360	76.94	729
12	197	52,056,874.48	11.24%	6.868	356	73.62	713
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
12	450	119,430,237.23	25.78%	8.332	390	77.96	709
24	2	411,240.34	0.09%	8.112	355	97.29	698
36	18	4,723,388.19	1.02%	7.393	357	85.00	723
59	1	89,910.00	0.02%	7.500	349	89.02	691
60	1,283	327,631,359.43	70.73%	7.078	363	75.96	725
84	49	10,139,024.24	2.19%	6.756	355	78.47	714
120	3	778,108.84	0.17%	7.585	357	77.88	728
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	1,802	461,962,399.67	99.73%	7.399	370	76.64	721
Delq: 30 Days	4	1,240,868.60	0.27%	7.718	350	79.57	758
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	95	23,601,147.35	5.10%	7.201	370	71.45	731
20.01 -25.00	129	31,417,983.70	6.78%	7.189	365	72.77	726
25.01 -30.00	228	58,329,782.05	12.59%	7.189	366	74.27	724
30.01 -35.00	301	76,828,942.50	16.59%	7.356	366	77.09	723
35.01 -40.00	444	115,473,716.94	24.93%	7.582	378	77.31	717
40.01 -45.00	425	108,491,103.96	23.42%	7.367	368	78.14	717
45.01 -50.00	69	17,656,580.40	3.81%	7.697	377	75.44	717
50.01 -55.00	8	1,817,761.58	0.39%	8.534	432	80.39	723
None	107	29,586,249.79	6.39%	7.469	358	80.93	726
Total	1,806	463,203,268.27	100.00%	7.400	370	76.65	721

Group 2 Mortgage Loans
As of the related Cut-Off Date
		Minimum	Maximum
Scheduled Principal Balance	$1,092,722,773	$1,277	$2,714,947
Average Scheduled Principal Balance	$444,016
Number of Mortgage Loans	2,461

Weighted Average Gross Coupon	7.502%	2.375%	9.390%
Weighted Average FICO Score	714	487	829
Weighted Average Original LTV	74.21%	5.00%	102.15%
Weighted Average Total LTV (Including Silent 2nd)	77.80%	5.00%	102.15%

Weighted Average Original Term	382 months	120 months	480 months
Weighted Average Stated Remaining Term	377 months	117 months	480 months
Weighted Average Seasoning	5 months	0 months	21 months

Weighted Average Gross Margin	2.896%	2.150%	4.250%
Weighted Average Minimum Interest Rate	2.948%	2.150%	5.630%
Weighted Average Maximum Interest Rate	11.607%	9.750%	13.880%
Weighted Average First Rate Cap	4.994%	1.000%	6.000%
Weighted Average Periodic Rate Cap	1.143%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.5%	7.5%	7.5%
Weighted Average Negative Amortization Limit	116	110	120
Weighted Average Months to Roll	34 months	1 month	118 months

Maturity Date		Jun 1 2017	Sep 1 2047
Maximum Zip Code Concentration	0.62%	91344

ARM	91.24%	Hybrid	55.14%
Fixed Rate	8.76%	Not a Hybrid	44.86%

1 YR LIBOR	0.02%	Negative Amortization	79.61%
10/1 YR LIBOR IO	0.04%	No Negative Amortization	20.39%
3/1 YR LIBOR	0.03%
3/1 YR LIBOR IO	0.10%	No Silent Seconds	71.49%
3/27 6 MO LIBOR	0.10%	Silent Second	28.51%
3/27 6 MO LIBOR IO	0.72%
5/1 YR LIBOR	0.24%	No Prepay Penalty	40.01%
5/1 YR LIBOR IO	2.50%	Prepay Penalty: 12 months	17.10%
5/25 6 MO LIBOR	0.06%	Prepay Penalty: 24 months	5.37%
5/25 6 MO LIBOR IO	6.68%	Prepay Penalty: 36 months	37.43%
6 MO LIBOR IO	0.07%	Prepay Penalty: 60 months	0.08%
7/1 YR LIBOR	0.08%
7/1 YR LIBOR IO	0.33%	First Lien	100.00%
7/23 6 MO LIBOR	0.22%
7/23 6 MO LIBOR IO	2.34%	Cash Out Refinance	51.39%
Fixed Rate	6.26%	Purchase	19.69%
Fixed Rate IO	0.60%	Rate/Term Refinance	28.92%
Negam 10/1 MO MTA	0.05%
Negam 10/6 MO LIBOR	0.22%	Condominium	7.25%
Negam 3/1 MO MTA IO YRS 3-10	0.02%	Cooperative	0.09%
Negam 5/1 MO LIBOR IO YRS 5-10	0.43%	Manufactured Housing	0.18%
Negam 5/1 MO MTA	13.42%	Planned Unit Development	20.63%
Negam 5/1 MO MTA IO YRS 5-10	2.76%	Single Family	68.15%
Negam 5/1 YR LIBOR IO YRS 5-10	2.08%	Two-to-Four Family	3.70%
Negam 5/6 MO LIBOR IO YRS 5-10	21.20%
Negam 7/1 MO LIBOR IO YRS 7-10	0.15%	Investor	5.99%
Negam 7/1 MO MTA IO YRS 7-10	0.81%	Primary	91.45%
Negam 7/6 MO LIBOR IO Yr 7-10	0.56%	Second Home	2.56%
Negam Fixed 10 Yr NEGAM	0.81%
Negam Fixed IO Yrs 5-10	1.09%	Top 5 States:
Negam LIBOR	0.44%	California	62.29%
Negam LIBOR 40/30 Balloon	0.05%	Florida	5.92%
Negam MTA	34.28%	Arizona	5.45%
Negam MTA 40/30 Balloon	0.26%	Washington	3.37%
Negam MTA 5 Yr Fixed Pay	0.93%	Illinois	2.39%
Negam MTA 5 Yr FxPay 40/30 Bal	0.04%

Interest Only	92.99%
Not Interest Only	7.01%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	16	539,977.01	0.05%	7.098	278	56.72	672
50,000.01 - 100,000.00	66	5,342,448.40	0.49%	7.273	340	71.05	681
100,000.01 - 150,000.00	154	19,685,322.74	1.80%	7.253	350	74.61	669
150,000.01 - 200,000.00	187	32,951,768.39	3.02%	7.549	369	74.50	678
200,000.01 - 250,000.00	195	43,911,552.17	4.02%	7.536	369	75.47	693
250,000.01 - 300,000.00	142	39,091,276.99	3.58%	7.735	376	71.69	698
300,000.01 - 350,000.00	156	50,525,932.18	4.62%	7.835	382	71.83	699
350,000.01 - 400,000.00	143	53,486,770.54	4.89%	7.846	385	74.55	703
400,000.01 - 450,000.00	240	102,769,889.36	9.40%	7.519	374	75.62	715
450,000.01 - 500,000.00	268	127,422,773.25	11.66%	7.535	380	76.33	718
500,000.01 - 550,000.00	221	116,061,333.76	10.62%	7.429	378	77.22	719
550,000.01 - 600,000.00	182	104,513,483.27	9.56%	7.517	383	76.55	717
600,000.01 - 650,000.00	116	72,277,078.55	6.61%	7.326	371	77.01	718
650,000.01 - 700,000.00	117	78,363,377.49	7.17%	7.406	377	74.13	725
700,000.01 - 750,000.00	54	39,161,815.67	3.58%	7.553	386	70.91	709
750,000.01 - 800,000.00	37	28,544,401.31	2.61%	7.451	391	74.52	715
800,000.01 - 850,000.00	32	26,213,188.38	2.40%	7.516	392	69.15	731
850,000.01 - 900,000.00	19	16,549,680.97	1.51%	7.616	393	71.52	718
900,000.01 - 950,000.00	21	19,394,232.15	1.77%	7.428	384	74.51	721
950,000.01 - 1,000,000.00	34	33,499,487.03	3.07%	7.330	370	71.65	713
1,000,000.01 - 1,050,000.00	15	15,189,535.46	1.39%	7.241	363	68.65	711
1,050,000.01 - 1,100,000.00	3	3,202,248.90	0.29%	7.591	356	71.44	692
1,100,000.01 - 1,150,000.00	3	3,389,742.37	0.31%	6.752	393	68.17	753
1,150,000.01 - 1,200,000.00	6	7,077,356.46	0.65%	7.768	376	66.27	718
1,200,000.01 - 1,250,000.00	6	7,347,274.57	0.67%	7.420	374	66.82	733
1,250,000.01 - 1,300,000.00	2	2,577,405.77	0.24%	7.058	413	55.74	747
1,300,000.01 - 1,350,000.00	2	2,698,353.57	0.25%	6.687	357	75.00	722
1,350,000.01 - 1,400,000.00	5	6,950,730.57	0.64%	7.151	379	70.36	740
1,400,000.01 - 1,450,000.00	3	4,270,595.39	0.39%	7.205	395	71.27	714
1,450,000.01 - 1,500,000.00	1	1,500,000.00	0.14%	6.375	358	63.16	780
1,500,000.01 - 1,550,000.00	2	3,032,771.65	0.28%	6.875	352	64.18	764
1,550,000.01 - 1,600,000.00	2	3,138,000.00	0.29%	7.750	358	57.58	802
1,600,000.01 - 1,650,000.00	1	1,636,034.41	0.15%	7.625	355	35.33	721
1,700,000.01 - 1,750,000.00	2	3,467,516.22	0.32%	7.566	415	64.90	760
1,750,000.01 - 1,800,000.00	1	1,757,062.41	0.16%	7.750	356	62.50	666
1,900,000.01 - 1,950,000.00	2	3,880,000.00	0.36%	7.501	356	73.92	731
1,950,000.01 - 2,000,000.00	2	3,989,408.72	0.37%	7.938	358	61.24	739
2,050,000.01 - 2,100,000.00	1	2,086,497.52	0.19%	6.875	352	68.33	725
2,500,000.01 - 2,550,000.00	1	2,511,502.40	0.23%	7.875	351	63.00	742
2,700,000.01 - 2,750,000.00	1	2,714,946.70	0.25%	6.500	352	55.00	740
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1	562,375.00	0.05%	2.375	480	89.98	786
4.500 - 4.999	1	143,743.00	0.01%	4.750	358	98.45	618
5.000 - 5.499	5	1,227,742.00	0.11%	5.259	294	68.89	724
5.500 - 5.999	35	15,887,781.50	1.45%	5.829	353	68.60	732
6.000 - 6.499	148	68,364,244.94	6.26%	6.250	354	70.94	727
6.500 - 6.999	507	235,983,563.24	21.60%	6.725	357	73.77	721
7.000 - 7.499	374	170,710,771.78	15.62%	7.186	360	74.30	718
7.500 - 7.999	521	226,445,396.34	20.72%	7.716	374	73.92	720
8.000 - 8.499	589	255,379,069.78	23.37%	8.176	399	74.99	706
8.500 - 8.999	263	110,643,885.81	10.13%	8.619	425	76.54	685
9.000 - 9.499	17	7,374,199.31	0.67%	9.050	382	74.96	701
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	1	114,769.00	0.01%	6.875	359	96.42	487
500-524	1	308,000.00	0.03%	6.750	359	70.00	519
525-549	10	1,363,190.00	0.12%	6.924	348	91.55	536
550-574	15	1,913,580.48	0.18%	6.892	336	81.42	561
575-599	47	8,518,512.50	0.78%	6.861	353	82.75	590
600-624	89	19,941,910.69	1.82%	7.235	359	73.51	615
625-649	202	64,843,516.10	5.93%	7.974	385	74.07	639
650-674	352	155,456,226.39	14.23%	7.792	380	75.34	663
675-699	426	191,700,056.37	17.54%	7.653	378	75.38	687
700-724	375	189,186,909.18	17.31%	7.472	378	74.55	712
725-749	352	176,634,682.65	16.16%	7.376	378	74.70	736
750-774	292	143,076,826.79	13.09%	7.347	375	73.33	762
775-799	222	108,043,754.60	9.89%	7.133	373	71.67	786
800+	72	30,929,591.95	2.83%	7.467	377	66.31	806
None	5	691,246.00	0.06%	6.909	359	87.16	0
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	139	43,824,742.94	4.01%	7.162	371	41.90	733
50.00- 54.99	58	22,780,015.83	2.08%	7.280	369	52.74	721
55.00- 59.99	89	43,601,761.04	3.99%	7.328	369	57.69	719
60.00- 64.99	143	67,240,513.92	6.15%	7.400	377	62.44	724
65.00- 69.99	184	88,847,171.43	8.13%	7.506	378	67.69	710
70.00- 74.99	261	135,692,736.19	12.42%	7.473	377	72.23	715
75.00- 79.99	476	232,231,035.37	21.25%	7.538	376	77.09	712
80.00	798	371,642,253.61	34.01%	7.591	384	80.00	714
80.01- 84.99	19	5,533,705.11	0.51%	7.393	356	83.10	706
85.00- 89.99	70	23,856,870.23	2.18%	7.318	371	88.24	702
90.00- 94.99	124	38,225,839.63	3.50%	7.680	367	90.64	706
95.00- 99.99	89	17,322,988.40	1.59%	7.278	359	96.43	656
100.00	10	1,745,726.00	0.16%	6.878	358	100.00	677
100.01+	1	177,413.00	0.02%	6.125	358	102.15	671
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	2,148	1,005,860,230.33	92.05%	7.506	378	72.77	715
LTV > 80 GEMICO	1	552,935.65	0.05%	7.875	356	90.00	793
LTV > 80 MGIC	73	19,822,997.12	1.81%	7.685	377	89.80	723
LTV > 80 No MI	93	16,713,364.64	1.53%	7.108	351	94.38	642
LTV > 80 Other	16	8,091,017.39	0.74%	6.965	356	89.34	713
LTV > 80 PMI	8	4,721,853.59	0.43%	7.412	368	89.01	697
LTV > 80 Radian	48	13,500,864.66	1.24%	7.107	355	90.13	693
LTV > 80 Republic	21	7,857,399.83	0.72%	7.861	384	90.15	708
LTV > 80 Triad Guaranty	7	1,193,975.32	0.11%	6.921	355	89.05	707
LTV > 80 United Guaranty	46	14,408,134.17	1.32%	8.009	369	90.99	691
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	133	41,088,058.45	3.76%	7.216	375	41.93	733
50.00- 54.99	60	23,449,565.83	2.15%	7.255	364	51.99	721
55.00- 59.99	82	37,511,640.75	3.43%	7.357	370	57.64	718
60.00- 64.99	130	56,880,117.08	5.21%	7.468	380	62.33	723
65.00- 69.99	173	82,199,616.30	7.52%	7.468	378	67.13	713
70.00- 74.99	233	118,406,701.73	10.84%	7.487	376	71.67	715
75.00- 79.99	354	162,655,211.34	14.89%	7.616	375	76.45	708
80.00	474	210,555,148.31	19.27%	7.749	389	79.68	709
80.01- 84.99	55	25,837,537.84	2.36%	7.235	377	76.52	715
85.00- 89.99	228	108,940,840.73	9.97%	7.345	373	80.04	713
90.00- 94.99	307	139,992,264.98	12.81%	7.601	379	81.82	717
95.00- 99.99	165	57,313,404.25	5.25%	7.183	365	84.45	701
100.00	66	27,715,252.11	2.54%	7.069	356	80.04	720
100.01+	1	177,413.00	0.02%	6.125	358	102.15	671
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	1,905	781,171,650.74	71.49%	7.565	378	73.35	711
Silent Second	556	311,551,121.96	28.51%	7.344	375	76.37	719
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
120	6	1,017,200.00	0.09%	6.263	118	46.15	722
180	16	2,224,390.16	0.20%	6.501	178	73.00	642
240	10	1,511,996.37	0.14%	6.530	239	64.81	633
300	1	138,500.00	0.01%	6.500	298	64.27	609
360	1,998	877,524,060.14	80.31%	7.357	355	74.24	714
480	430	210,306,626.03	19.25%	8.134	475	74.34	711
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
61-120	6	1,017,200.00	0.09%	6.263	118	46.15	722
121-180	16	2,224,390.16	0.20%	6.501	178	73.00	642
181-240	10	1,511,996.37	0.14%	6.530	239	64.81	633
241-300	1	138,500.00	0.01%	6.500	298	64.27	609
301-360	1,998	877,524,060.14	80.31%	7.357	355	74.24	714
361+	430	210,306,626.03	19.25%	8.134	475	74.34	711
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 YR LIBOR	2	241,081.00	0.02%	4.851	358	97.61	598
10/1 YR LIBOR IO	1	454,000.00	0.04%	7.750	355	73.94	673
3/1 YR LIBOR	1	349,515.00	0.03%	6.750	356	98.45	577
3/1 YR LIBOR IO	2	1,125,500.00	0.10%	6.923	355	78.99	761
3/27 6 MO LIBOR	1	1,050,761.87	0.10%	6.875	357	69.38	719
3/27 6 MO LIBOR IO	14	7,854,085.69	0.72%	7.017	356	82.60	732
5/1 YR LIBOR	6	2,613,000.00	0.24%	6.458	358	65.66	700
5/1 YR LIBOR IO	41	27,359,607.04	2.50%	7.015	356	77.51	719
5/25 6 MO LIBOR	2	604,157.46	0.06%	6.853	356	78.10	741
5/25 6 MO LIBOR IO	116	73,024,216.86	6.68%	6.897	356	76.81	720
6 MO LIBOR IO	2	747,056.14	0.07%	6.950	403	66.97	716
7/1 YR LIBOR	1	899,500.00	0.08%	6.750	359	70.00	674
7/1 YR LIBOR IO	6	3,627,389.90	0.33%	6.866	354	76.96	710
7/23 6 MO LIBOR	6	2,413,698.24	0.22%	6.886	353	71.38	709
7/23 6 MO LIBOR IO	48	25,536,528.98	2.34%	6.671	353	71.40	711
Fixed Rate	339	68,416,202.76	6.26%	6.700	346	77.21	676
Fixed Rate IO	27	6,544,194.00	0.60%	6.949	359	79.89	711
Negam 10/1 MO MTA	3	553,500.00	0.05%	7.703	358	75.18	693
Negam 10/6 MO LIBOR	4	2,412,009.13	0.22%	7.588	357	67.17	740
Negam 3/1 MO MTA IO YRS 3-10	2	266,693.00	0.02%	8.218	358	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	15	4,659,100.00	0.43%	8.016	358	87.14	703
Negam 5/1 MO MTA	393	146,595,335.88	13.42%	7.724	358	70.72	709
Negam 5/1 MO MTA IO YRS 5-10	92	30,165,297.91	2.76%	7.723	368	80.98	710
Negam 5/1 YR LIBOR IO YRS 5-10	36	22,694,480.83	2.08%	7.179	356	71.92	720
Negam 5/6 MO LIBOR IO YRS 5-10	388	231,650,301.90	21.20%	6.850	364	72.65	734
Negam 7/1 MO LIBOR IO YRS 7-10	6	1,588,990.00	0.15%	7.660	358	82.81	700
Negam 7/1 MO MTA IO YRS 7-10	20	8,889,620.00	0.81%	7.563	358	71.43	763
Negam 7/6 MO LIBOR IO Yr 7-10	11	6,167,718.71	0.56%	6.733	356	74.02	744
Negam Fixed 10 Yr NEGAM	20	8,860,500.00	0.81%	7.055	359	63.04	756
Negam Fixed IO Yrs 5-10	25	11,921,634.94	1.09%	7.747	357	80.26	699
Negam LIBOR	8	4,757,319.27	0.44%	8.334	428	70.53	702
Negam LIBOR 40/30 Balloon	1	577,812.00	0.05%	8.500	355	80.00	699
Negam MTA	796	374,601,647.07	34.28%	8.194	411	74.79	706
Negam MTA 40/30 Balloon	5	2,893,723.63	0.26%	8.113	354	72.74	685
Negam MTA 5 Yr Fixed Pay	20	10,185,220.11	0.93%	8.186	414	75.69	705
Negam MTA 5 Yr FxPay 40/30 Bal	1	421,373.38	0.04%	7.250	358	67.00	764
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO LIBOR	30	11,583,221.27	1.06%	8.122	387	79.37	702
1 YR LIBOR	96	59,364,073.77	5.43%	7.034	356	74.91	717
6 MO LIBOR	592	351,460,534.98	32.16%	6.854	361	73.61	730
Fixed Rate	411	95,742,531.70	8.76%	6.880	350	76.46	689
MTA	1,332	574,572,410.98	52.58%	8.038	394	74.03	708
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	987	437,177,506.78	40.01%	7.044	360	74.31	717
Prepay Penalty: 12 months	367	186,888,082.08	17.10%	7.649	386	73.30	716
Prepay Penalty: 24 months	122	58,727,614.97	5.37%	7.615	406	75.79	723
Prepay Penalty: 36 months	981	409,026,922.89	37.43%	7.908	388	74.32	708
Prepay Penalty: 60 months	4	902,645.98	0.08%	7.636	353	63.63	758
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	37	16,001,045.70	1.46%	7.054	375	73.31	713
Express Documentation	83	25,776,429.55	2.36%	7.995	399	66.54	722
Full Documentation	658	206,039,521.40	18.86%	7.033	356	76.58	707
Lite Documentation	918	384,353,978.94	35.17%	7.977	394	73.40	703
NINA	11	5,795,298.37	0.53%	7.378	387	71.34	722
NIVA *	63	35,530,253.75	3.25%	7.156	357	74.40	733
No Documentation	7	3,945,849.25	0.36%	6.962	356	79.90	712
Reduced Documentation	33	19,610,589.43	1.79%	7.009	355	79.57	724
SISA	24	13,916,733.07	1.27%	7.616	372	69.03	697
SIVA	627	381,753,073.24	34.94%	7.324	374	74.20	725
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	1,302	561,587,526.92	51.39%	7.593	378	71.59	710
Purchase	519	215,141,188.00	19.69%	7.224	373	80.48	719
Rate/Term Refinance	640	315,994,057.78	28.92%	7.529	379	74.60	717
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	206	79,203,440.03	7.25%	7.582	379	75.25	722
Cooperative	5	1,001,500.00	0.09%	6.245	358	81.62	761
Manufactured Housing	16	1,941,743.10	0.18%	7.035	359	88.61	642
Planned Unit Development	460	225,395,853.65	20.63%	7.372	376	75.52	718
Single Family	1,686	744,744,325.38	68.15%	7.524	378	73.93	712
Two-to-Four Family	88	40,435,910.54	3.70%	7.719	381	69.19	706
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	210	65,487,993.32	5.99%	7.698	376	69.60	726
Primary	2,194	999,261,044.51	91.45%	7.498	378	74.49	712
Second Home	57	27,973,734.87	2.56%	7.206	367	75.13	734
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	10	3,052,390.43	0.28%	7.441	352	84.12	738
Alaska	1	194,620.00	0.02%	6.875	359	74.00	618
Arizona	138	59,595,604.27	5.45%	7.566	375	74.54	712
Arkansas	3	467,312.00	0.04%	6.557	358	93.02	626
California	1,393	680,658,690.54	62.29%	7.638	385	73.16	715
Colorado	18	7,771,535.03	0.71%	7.123	366	77.52	715
Connecticut	15	5,383,076.50	0.49%	7.304	385	72.84	716
Delaware	3	717,000.00	0.07%	7.965	358	84.91	680
District of Columbia	2	812,000.00	0.07%	6.111	357	74.31	712
Florida	144	64,672,161.87	5.92%	7.350	367	75.27	722
Georgia	22	5,285,578.03	0.48%	6.794	349	82.31	694
Hawaii	23	14,865,308.23	1.36%	7.330	373	68.47	725
Idaho	6	2,985,180.86	0.27%	7.055	356	82.07	698
Illinois	74	26,108,952.63	2.39%	7.308	364	76.00	705
Indiana	21	3,845,197.38	0.35%	6.681	355	89.97	655
Iowa	1	177,422.00	0.02%	6.625	359	96.43	646
Kansas	3	302,280.00	0.03%	7.105	359	87.51	715
Kentucky	10	1,395,803.77	0.13%	7.005	358	85.93	638
Louisiana	14	3,042,389.23	0.28%	6.954	352	84.75	676
Maine	2	750,876.00	0.07%	6.425	353	77.41	776
Maryland	39	17,427,035.68	1.59%	6.979	355	76.41	719
Massachusetts	11	6,701,400.94	0.61%	7.220	362	72.91	691
Michigan	18	8,417,851.26	0.77%	7.368	361	67.51	747
Minnesota	5	1,698,397.38	0.16%	7.812	357	79.34	675
Mississippi	6	1,355,688.94	0.12%	6.614	343	74.64	724
Missouri	6	1,756,954.28	0.16%	6.564	356	74.53	739
Montana	1	142,200.00	0.01%	6.875	178	90.00	630
Nebraska	1	279,000.00	0.03%	7.875	358	90.00	699
Nevada	47	18,710,476.65	1.71%	7.814	384	76.68	700
New Hampshire	3	518,300.00	0.05%	6.649	343	65.28	679
New Jersey	39	14,780,167.71	1.35%	7.019	348	74.20	709
New Mexico	6	2,980,922.60	0.27%	7.375	355	78.52	735
New York	52	22,492,238.31	2.06%	7.338	357	74.13	696
North Carolina	35	9,024,998.57	0.83%	6.859	353	80.55	701
Ohio	24	3,807,191.71	0.35%	6.750	351	81.98	715
Oregon	37	17,315,677.12	1.58%	7.182	362	75.87	711
Pennsylvania	19	4,111,925.09	0.38%	6.847	328	73.66	678
Rhode Island	1	242,900.00	0.02%	6.375	239	70.00	616
South Carolina	22	6,697,331.87	0.61%	7.099	356	79.97	691
Tennessee	9	3,426,036.42	0.31%	6.547	351	74.39	748
Texas	32	6,984,434.14	0.64%	6.766	355	79.19	681
Utah	15	6,370,656.29	0.58%	7.243	357	82.64	710
Vermont	1	216,000.00	0.02%	6.625	359	90.00	0
Virginia	43	15,778,803.21	1.44%	7.381	358	73.89	711
Washington	77	36,837,705.76	3.37%	7.274	369	77.38	721
West Virginia	1	156,000.00	0.01%	7.500	358	80.00	764
Wisconsin	7	2,240,950.00	0.21%	7.243	357	81.41	688
Wyoming	1	168,150.00	0.02%	6.750	359	95.00	615
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	382	226,261,177.40	22.69%	6.819	357	72.83	729
2.500 - 2.999	558	300,976,017.74	30.19%	7.253	372	74.02	724
3.000 - 3.499	881	374,117,168.05	37.53%	7.979	391	73.83	709
3.500 - 3.999	219	90,308,297.16	9.06%	8.635	419	77.62	684
4.000 - 4.499	10	5,317,580.65	0.53%	9.037	369	73.00	706
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	348	201,313,482.78	20.19%	6.780	358	72.34	731
2.500 - 2.999	625	322,598,447.34	32.36%	7.311	371	74.74	724
3.000 - 3.499	849	361,265,581.45	36.24%	7.983	392	73.58	708
3.500 - 3.999	185	82,005,454.16	8.23%	8.641	425	76.15	685
4.000 - 4.499	16	9,168,380.65	0.92%	7.930	363	74.68	711
4.500 - 4.999	12	7,840,410.00	0.79%	6.930	356	77.97	725
5.000 - 5.499	12	10,334,544.72	1.04%	7.464	355	76.20	715
5.500 - 5.999	3	2,453,939.90	0.25%	7.801	351	76.46	691
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	209	125,490,024.20	12.59%	8.270	398	75.95	712
10.000 -10.499	2	704,942.00	0.07%	5.323	356	82.26	686
10.500 -10.999	608	272,454,992.82	27.33%	8.034	414	74.47	704
11.000 -11.499	109	52,930,230.13	5.31%	6.712	371	68.57	729
11.500 -11.999	301	180,590,795.49	18.11%	6.728	359	73.04	731
12.000 -12.499	242	126,147,352.39	12.65%	7.143	362	73.25	723
12.500 -12.999	383	153,785,998.54	15.43%	7.582	362	75.55	718
13.000 -13.499	176	72,936,651.99	7.32%	7.926	356	72.80	705
13.500 -13.999	20	11,939,253.44	1.20%	7.787	359	75.83	713
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	1,362	586,155,632.25	58.79%	8.040	394	74.14	708
1.000	5	1,337,652.14	0.13%	6.519	383	80.72	659
2.000	3	1,935,078.68	0.19%	6.955	356	74.52	773
3.000	14	8,095,268.88	0.81%	7.000	356	82.31	724
5.000	632	374,508,914.43	37.56%	6.861	361	73.39	729
6.000	34	24,947,694.62	2.50%	7.135	355	76.73	715
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	1,362	586,155,632.25	58.79%	8.040	394	74.14	708
1.000	595	352,051,130.98	35.31%	6.853	361	73.65	729
2.000	93	58,773,477.77	5.90%	7.044	356	74.68	718
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	798	289,765,830.79	26.52%	7.012	355	76.75	709
7.500	1,663	802,956,941.91	73.48%	7.679	385	73.30	715
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	63	33,149,354.11	3.03%	8.036	385	79.80	717
Neg Amort Limit: 115	1,254	642,367,856.64	58.79%	7.649	391	73.62	717
Neg Amort Limit: 120	529	194,345,067.01	17.79%	7.705	359	72.62	711
Not Applicable - Non Negam	615	222,860,494.94	20.39%	6.824	353	76.47	705
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	1,846	869,862,277.76	79.61%	7.676	384	73.63	716
No Negative Amortization	615	222,860,494.94	20.39%	6.824	353	76.47	705
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/07	831	393,437,095.46	39.46%	8.195	411	74.75	706
12/01/07	2	747,056.14	0.07%	6.950	403	66.97	716
10/01/08	2	241,081.00	0.02%	4.851	358	97.61	598
03/01/10	2	1,133,498.52	0.11%	7.309	354	75.74	758
04/01/10	6	3,242,964.05	0.33%	6.799	355	87.56	729
05/01/10	4	2,539,697.64	0.25%	7.042	356	77.05	743
06/01/10	4	2,574,187.35	0.26%	7.069	357	78.41	731
07/01/10	4	1,156,208.00	0.12%	7.147	357	87.55	674
07/01/11	1	365,113.96	0.04%	7.875	346	74.58	750
08/01/11	30	12,537,286.84	1.26%	7.627	347	69.69	728
10/01/11	3	1,514,514.11	0.15%	6.841	383	79.93	757
11/01/11	30	16,821,461.28	1.69%	6.899	359	73.85	725
12/01/11	110	61,213,958.38	6.14%	6.830	358	74.31	731
01/01/12	100	65,024,853.84	6.52%	6.759	356	70.54	734
02/01/12	107	52,355,124.89	5.25%	7.104	355	71.47	720
03/01/12	76	31,620,008.76	3.17%	7.426	356	70.02	713
04/01/12	114	55,065,923.39	5.52%	7.274	355	71.99	715
05/01/12	178	95,601,307.91	9.59%	7.174	365	75.91	720
06/01/12	146	74,255,169.47	7.45%	7.221	370	74.01	726
07/01/12	159	57,474,463.93	5.76%	7.649	365	77.29	712
08/01/12	34	14,606,311.12	1.47%	7.584	370	71.82	720
09/01/12	1	910,000.00	0.09%	7.375	360	67.41	667
05/01/13	1	999,939.90	0.10%	7.875	344	74.07	720
07/01/13	3	1,485,061.37	0.15%	6.693	346	64.00	692
08/01/13	3	1,426,250.00	0.14%	6.930	347	76.22	685
09/01/13	4	1,944,401.42	0.20%	7.014	348	66.44	698
10/01/13	5	1,619,460.66	0.16%	6.680	349	71.66	697
11/01/13	3	870,930.27	0.09%	6.866	350	55.07	728
12/01/13	3	1,576,000.00	0.16%	6.845	351	61.39	721
01/01/14	2	273,896.66	0.03%	6.447	352	44.14	662
02/01/14	3	2,228,000.00	0.22%	6.555	353	75.62	692
03/01/14	4	1,503,806.09	0.15%	6.768	354	72.93	716
04/01/14	8	4,143,024.46	0.42%	6.635	355	71.92	734
05/01/14	15	8,995,917.17	0.90%	6.528	356	73.77	720
06/01/14	15	8,873,027.83	0.89%	6.846	357	75.82	729
07/01/14	27	11,873,030.00	1.19%	7.409	358	73.49	748
08/01/14	2	1,310,700.00	0.13%	6.475	359	73.14	686
04/01/17	1	454,000.00	0.05%	7.750	355	73.94	673
06/01/17	5	2,577,509.13	0.26%	7.591	357	67.02	732
07/01/17	2	388,000.00	0.04%	7.737	358	79.56	724
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
	366	74,960,396.76	6.86%	6.721	347	77.44	679
09/01/07	5	2,365,310.41	0.22%	8.250	347	82.36	695
12/01/07	8	3,788,940.42	0.35%	8.451	393	70.41	705
01/01/08	5	4,545,482.37	0.42%	7.956	378	68.47	729
02/01/08	20	13,024,073.54	1.19%	8.337	385	74.54	691
03/01/08	53	24,781,886.17	2.27%	8.207	388	75.53	699
04/01/08	213	89,177,489.66	8.16%	8.198	405	74.19	700
05/01/08	216	98,307,219.12	9.00%	8.147	414	74.35	704
06/01/08	156	76,042,492.11	6.96%	8.157	407	74.97	713
07/01/08	118	57,930,424.45	5.30%	8.189	418	75.20	708
08/01/08	54	26,083,522.20	2.39%	8.042	399	74.79	722
09/01/08	30	13,144,505.00	1.20%	8.066	417	75.37	707
10/01/08	1	562,375.00	0.05%	2.375	480	89.98	786
11/01/08	2	241,081.00	0.02%	4.851	358	97.61	598
04/01/10	2	1,133,498.52	0.10%	7.309	354	75.74	758
05/01/10	6	3,242,964.05	0.30%	6.799	355	87.56	729
06/01/10	4	2,539,697.64	0.23%	7.042	356	77.05	743
07/01/10	4	2,574,187.35	0.24%	7.069	357	78.41	731
08/01/10	4	1,156,208.00	0.11%	7.147	357	87.55	674
08/01/11	1	365,113.96	0.03%	7.875	346	74.58	750
09/01/11	26	10,848,620.45	0.99%	7.561	347	68.10	735
10/01/11	1	580,684.79	0.05%	8.000	348	80.00	690
11/01/11	3	1,514,514.11	0.14%	6.841	383	79.93	757
12/01/11	30	16,821,461.28	1.54%	6.899	359	73.85	725
01/01/12	110	61,213,958.38	5.60%	6.830	358	74.31	731
02/01/12	100	65,024,853.84	5.95%	6.759	356	70.54	734
03/01/12	99	49,611,668.30	4.54%	7.077	356	71.25	720
04/01/12	60	25,472,681.83	2.33%	7.388	354	69.79	710
05/01/12	101	49,803,753.25	4.56%	7.274	356	72.11	715
06/01/12	175	94,757,775.74	8.67%	7.173	367	75.95	719
07/01/12	174	86,595,913.95	7.92%	7.339	374	74.12	724
08/01/12	160	59,704,052.97	5.46%	7.624	363	78.16	710
09/01/12	27	12,492,511.12	1.14%	7.595	363	71.45	725
10/01/12	1	910,000.00	0.08%	7.375	360	67.41	667
06/01/13	1	999,939.90	0.09%	7.875	344	74.07	720
08/01/13	3	1,485,061.37	0.14%	6.693	346	64.00	692
09/01/13	3	1,426,250.00	0.13%	6.930	347	76.22	685
10/01/13	4	1,944,401.42	0.18%	7.014	348	66.44	698
11/01/13	5	1,619,460.66	0.15%	6.680	349	71.66	697
12/01/13	3	870,930.27	0.08%	6.866	350	55.07	728
01/01/14	3	1,576,000.00	0.14%	6.845	351	61.39	721
02/01/14	2	273,896.66	0.03%	6.447	352	44.14	662
03/01/14	3	2,228,000.00	0.20%	6.555	353	75.62	692
04/01/14	4	1,503,806.09	0.14%	6.768	354	72.93	716
05/01/14	8	4,143,024.46	0.38%	6.635	355	71.92	734
06/01/14	15	8,995,917.17	0.82%	6.528	356	73.77	720
07/01/14	15	8,873,027.83	0.81%	6.846	357	75.82	729
08/01/14	27	11,873,030.00	1.09%	7.409	358	73.49	748
09/01/14	2	1,310,700.00	0.12%	6.475	359	73.14	686
05/01/17	1	454,000.00	0.04%	7.750	355	73.94	673
07/01/17	5	2,577,509.13	0.24%	7.591	357	67.02	732
08/01/17	3	938,000.00	0.09%	7.525	358	68.08	767
09/01/17	19	8,310,500.00	0.76%	7.034	359	63.24	753
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	831	393,437,095.46	39.46%	8.195	411	74.75	706
3	2	747,056.14	0.07%	6.950	403	66.97	716
13	2	241,081.00	0.02%	4.851	358	97.61	598
30	2	1,133,498.52	0.11%	7.309	354	75.74	758
31	6	3,242,964.05	0.33%	6.799	355	87.56	729
32	4	2,539,697.64	0.25%	7.042	356	77.05	743
33	4	2,574,187.35	0.26%	7.069	357	78.41	731
34	4	1,156,208.00	0.12%	7.147	357	87.55	674
46	1	365,113.96	0.04%	7.875	346	74.58	750
47	30	12,537,286.84	1.26%	7.627	347	69.69	728
49	3	1,514,514.11	0.15%	6.841	383	79.93	757
50	30	16,821,461.28	1.69%	6.899	359	73.85	725
51	110	61,213,958.38	6.14%	6.830	358	74.31	731
52	100	65,024,853.84	6.52%	6.759	356	70.54	734
53	107	52,355,124.89	5.25%	7.104	355	71.47	720
54	76	31,620,008.76	3.17%	7.426	356	70.02	713
55	114	55,065,923.39	5.52%	7.274	355	71.99	715
56	178	95,601,307.91	9.59%	7.174	365	75.91	720
57	146	74,255,169.47	7.45%	7.221	370	74.01	726
58	159	57,474,463.93	5.76%	7.649	365	77.29	712
59	34	14,606,311.12	1.47%	7.584	370	71.82	720
60	1	910,000.00	0.09%	7.375	360	67.41	667
68	1	999,939.90	0.10%	7.875	344	74.07	720
70	3	1,485,061.37	0.15%	6.693	346	64.00	692
71	3	1,426,250.00	0.14%	6.930	347	76.22	685
72	4	1,944,401.42	0.20%	7.014	348	66.44	698
73	5	1,619,460.66	0.16%	6.680	349	71.66	697
74	3	870,930.27	0.09%	6.866	350	55.07	728
75	3	1,576,000.00	0.16%	6.845	351	61.39	721
76	2	273,896.66	0.03%	6.447	352	44.14	662
77	3	2,228,000.00	0.22%	6.555	353	75.62	692
78	4	1,503,806.09	0.15%	6.768	354	72.93	716
79	8	4,143,024.46	0.42%	6.635	355	71.92	734
80	15	8,995,917.17	0.90%	6.528	356	73.77	720
81	15	8,873,027.83	0.89%	6.846	357	75.82	729
82	27	11,873,030.00	1.19%	7.409	358	73.49	748
83	2	1,310,700.00	0.13%	6.475	359	73.14	686
115	1	454,000.00	0.05%	7.750	355	73.94	673
117	5	2,577,509.13	0.26%	7.591	357	67.02	732
118	2	388,000.00	0.04%	7.737	358	79.56	724
Total	2,050	996,980,241.00	100.00%	7.562	380	74.00	716

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	366	74,960,396.76	6.86%	6.721	347	77.44	679
0	5	2,365,310.41	0.22%	8.250	347	82.36	695
3	8	3,788,940.42	0.35%	8.451	393	70.41	705
4	5	4,545,482.37	0.42%	7.956	378	68.47	729
5	20	13,024,073.54	1.19%	8.337	385	74.54	691
6	53	24,781,886.17	2.27%	8.207	388	75.53	699
7	213	89,177,489.66	8.16%	8.198	405	74.19	700
8	216	98,307,219.12	9.00%	8.147	414	74.35	704
9	156	76,042,492.11	6.96%	8.157	407	74.97	713
10	118	57,930,424.45	5.30%	8.189	418	75.20	708
11	54	26,083,522.20	2.39%	8.042	399	74.79	722
12	30	13,144,505.00	1.20%	8.066	417	75.37	707
13	1	562,375.00	0.05%	2.375	480	89.98	786
14	2	241,081.00	0.02%	4.851	358	97.61	598
31	2	1,133,498.52	0.10%	7.309	354	75.74	758
32	6	3,242,964.05	0.30%	6.799	355	87.56	729
33	4	2,539,697.64	0.23%	7.042	356	77.05	743
34	4	2,574,187.35	0.24%	7.069	357	78.41	731
35	4	1,156,208.00	0.11%	7.147	357	87.55	674
47	1	365,113.96	0.03%	7.875	346	74.58	750
48	26	10,848,620.45	0.99%	7.561	347	68.10	735
49	1	580,684.79	0.05%	8.000	348	80.00	690
50	3	1,514,514.11	0.14%	6.841	383	79.93	757
51	30	16,821,461.28	1.54%	6.899	359	73.85	725
52	110	61,213,958.38	5.60%	6.830	358	74.31	731
53	100	65,024,853.84	5.95%	6.759	356	70.54	734
54	99	49,611,668.30	4.54%	7.077	356	71.25	720
55	60	25,472,681.83	2.33%	7.388	354	69.79	710
56	101	49,803,753.25	4.56%	7.274	356	72.11	715
57	175	94,757,775.74	8.67%	7.173	367	75.95	719
58	174	86,595,913.95	7.92%	7.339	374	74.12	724
59	160	59,704,052.97	5.46%	7.624	363	78.16	710
60	27	12,492,511.12	1.14%	7.595	363	71.45	725
61	1	910,000.00	0.08%	7.375	360	67.41	667
69	1	999,939.90	0.09%	7.875	344	74.07	720
71	3	1,485,061.37	0.14%	6.693	346	64.00	692
72	3	1,426,250.00	0.13%	6.930	347	76.22	685
73	4	1,944,401.42	0.18%	7.014	348	66.44	698
74	5	1,619,460.66	0.15%	6.680	349	71.66	697
75	3	870,930.27	0.08%	6.866	350	55.07	728
76	3	1,576,000.00	0.14%	6.845	351	61.39	721
77	2	273,896.66	0.03%	6.447	352	44.14	662
78	3	2,228,000.00	0.20%	6.555	353	75.62	692
79	4	1,503,806.09	0.14%	6.768	354	72.93	716
80	8	4,143,024.46	0.38%	6.635	355	71.92	734
81	15	8,995,917.17	0.82%	6.528	356	73.77	720
82	15	8,873,027.83	0.81%	6.846	357	75.82	729
83	27	11,873,030.00	1.09%	7.409	358	73.49	748
84	2	1,310,700.00	0.12%	6.475	359	73.14	686
116	1	454,000.00	0.04%	7.750	355	73.94	673
118	5	2,577,509.13	0.24%	7.591	357	67.02	732
119	3	938,000.00	0.09%	7.525	358	68.08	767
120	19	8,310,500.00	0.76%	7.034	359	63.24	753
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	8.76%	6.880	350	76.46	689
0	832	393,621,776.60	36.02%	8.201	410	74.71	706
1	1	562,375.00	0.05%	2.375	480	89.98	786
10	2	241,081.00	0.02%	4.851	358	97.61	598
30	2	1,133,498.52	0.10%	7.309	354	75.74	758
31	6	3,242,964.05	0.30%	6.799	355	87.56	729
32	5	2,889,212.64	0.26%	7.007	356	79.64	723
33	4	2,574,187.35	0.24%	7.069	357	78.41	731
34	3	806,693.00	0.07%	7.319	358	82.82	716
46	1	365,113.96	0.03%	7.875	346	74.58	750
47	30	12,537,286.84	1.15%	7.627	347	69.69	728
49	3	1,514,514.11	0.14%	6.841	383	79.93	757
50	30	16,821,461.28	1.54%	6.899	359	73.85	725
51	110	61,213,958.38	5.60%	6.830	358	74.31	731
52	100	65,024,853.84	5.95%	6.759	356	70.54	734
53	107	52,355,124.89	4.79%	7.104	355	71.47	720
54	76	31,620,008.76	2.89%	7.426	356	70.02	713
55	114	55,065,923.39	5.04%	7.274	355	71.99	715
56	178	95,601,307.91	8.75%	7.174	365	75.91	720
57	146	74,255,169.47	6.80%	7.221	370	74.01	726
58	159	57,474,463.93	5.26%	7.649	365	77.29	712
59	34	14,606,311.12	1.34%	7.584	370	71.82	720
60	1	910,000.00	0.08%	7.375	360	67.41	667
68	1	999,939.90	0.09%	7.875	344	74.07	720
70	3	1,485,061.37	0.14%	6.693	346	64.00	692
71	3	1,426,250.00	0.13%	6.930	347	76.22	685
72	4	1,944,401.42	0.18%	7.014	348	66.44	698
73	5	1,619,460.66	0.15%	6.680	349	71.66	697
74	3	870,930.27	0.08%	6.866	350	55.07	728
75	3	1,576,000.00	0.14%	6.845	351	61.39	721
76	2	273,896.66	0.03%	6.447	352	44.14	662
77	3	2,228,000.00	0.20%	6.555	353	75.62	692
78	4	1,503,806.09	0.14%	6.768	354	72.93	716
79	8	4,143,024.46	0.38%	6.635	355	71.92	734
80	15	8,995,917.17	0.82%	6.528	356	73.77	720
81	15	8,873,027.83	0.81%	6.846	357	75.82	729
82	27	11,873,030.00	1.09%	7.409	358	73.49	748
83	2	1,310,700.00	0.12%	6.475	359	73.14	686
115	1	454,000.00	0.04%	7.750	355	73.94	673
117	5	2,577,509.13	0.24%	7.591	357	67.02	732
118	2	388,000.00	0.04%	7.737	358	79.56	724
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	358	76,587,916.33	7.01%	6.696	347	76.60	679
36	2	1,125,500.00	0.10%	6.923	355	78.99	761
60	4	1,813,708.46	0.17%	6.832	374	73.84	740
84	26	10,967,757.42	1.00%	6.781	350	67.14	701
120	845	461,654,959.15	42.25%	6.997	361	74.61	727
180	2	540,500.00	0.05%	7.250	359	87.37	763
348	839	354,764,152.53	32.47%	7.967	355	73.34	706
468	385	185,268,278.81	16.95%	8.259	475	74.26	708
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	8.76%	6.880	350	76.46	689
1	808	377,791,815.56	34.57%	8.172	413	74.76	705
3	23	15,645,279.90	1.43%	8.731	358	74.37	721
6	2	747,056.14	0.07%	6.950	403	66.97	716
12	2	241,081.00	0.02%	4.851	358	97.61	598
36	20	10,646,555.56	0.97%	7.014	356	81.58	730
60	1,089	539,365,497.88	49.36%	7.173	361	73.47	722
84	98	49,123,445.83	4.50%	6.899	355	72.49	723
120	8	3,419,509.13	0.31%	7.628	357	69.36	723
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	411	95,742,531.70	8.76%	6.880	350	76.46	689
1	1,362	586,155,632.25	53.64%	8.040	394	74.14	708
6	592	351,460,534.98	32.16%	6.854	361	73.61	730
12	96	59,364,073.77	5.43%	7.034	356	74.91	717
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	390	84,837,699.08	7.76%	6.700	348	77.22	683
6	2	747,056.14	0.07%	6.950	403	66.97	716
12	877	409,006,664.31	37.43%	8.162	407	74.67	706
15	2	241,081.00	0.02%	4.851	358	97.61	598
36	19	10,297,040.56	0.94%	7.023	356	81.01	735
38	1	349,515.00	0.03%	6.750	356	98.45	577
60	1,048	528,319,211.65	48.35%	7.190	362	73.62	722
84	94	46,644,495.83	4.27%	6.922	355	72.26	725
120	28	12,280,009.13	1.12%	7.215	358	64.80	747
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	2,458	1,090,756,097.25	99.82%	7.502	377	74.20	714
Delq: 30 Days	3	1,966,675.45	0.18%	7.630	352	83.28	687
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	72	31,510,793.53	2.88%	7.131	362	70.34	727
20.01 -25.00	150	66,979,980.63	6.13%	7.169	370	72.20	721
25.01 -30.00	258	113,557,316.22	10.39%	7.193	362	72.90	724
30.01 -35.00	489	215,387,850.40	19.71%	7.543	374	73.39	718
35.01 -40.00	821	362,367,745.38	33.16%	7.774	388	75.22	708
40.01 -45.00	412	203,076,364.01	18.58%	7.535	385	74.35	709
45.01 -50.00	103	42,346,526.44	3.88%	6.988	364	75.71	706
50.01 -55.00	36	7,347,507.39	0.67%	6.976	354	77.93	675
55.01 -60.00	25	4,875,628.39	0.45%	6.859	342	73.02	662
60.01+	23	4,582,839.81	0.42%	6.798	353	77.43	696
None	72	40,690,220.50	3.72%	7.181	357	76.44	727
Total	2,461	1,092,722,772.70	100.00%	7.502	377	74.21	714

The Originator - Page 2

Downey Savings and Loan Association, F.A.

The Servicers - Page 6

Downey Savings and Loan Association, F.A.

Central Mortgage Company

The Master Servicer & Securities Administrator - Page 14

Wells Fargo Bank, N.A.

The Trustee & Custodian- Page 15

Deutsche Bank National Trust Company.

1

THE ORIGINATOR

Downey Savings and Loan Association
Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Underwriting Standards

Downey Underwriting Guidelines. All of the mortgage loans sold to the seller by Downey (the “Downey Mortgage Loans”) were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Downey Mortgage Loans have been underwritten under one of the following documentation programs:
● Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.
● Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.
● Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company. Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower. The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

For purchase transactions with loan-to-value ratios less than 80%, the down payment is not required to be verified.

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Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value. Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of the Downey Mortgage Loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $750,000 , up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,150,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

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For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $700,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.75 million. The maximum “cash-out” amount permitted is $400,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this disclosure exhibit, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $575,000, up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% loan-to-value for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $800,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $250,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.
The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $475,000 . With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000 up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million. With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

4

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

THE DOWNEY EXPRESS PROGRAM IS A STATED INCOME/STATED ASSETS PROGRAM. UNDER THE PROGRAM THE MORTGAGE LOAN APPLICATION IS REVIEWED TO DETERMINE THAT THE STATED INCOME IS REASONABLE FOR THE BORROWER’S EMPLOYMENT, AND THAT THE STATED ASSETS ARE CONSISTENT WITH THE BORROWER’S INCOME.

5

THE SERVICERS

Downey Savings and Loan Association, F.A.
Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.383 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $2.908 billion. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.292 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:
● collecting, aggregating, and remitting loan payments;
● administering escrow funds for the payment of real estate taxes and insurance premiums;
● contacting delinquent mortgagors;
● supervising foreclosures in the event of non-remedied defaults; and
● generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

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	Delinquency, Foreclosure and Loss Experience
	December 31, 2003			December 31, 2004
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	86,794	$18,675,245	100.00%	74,204	$20,238,462	100.00%
Delinquent Loans
30-59 days delinquent	463	101,601	0.55%	416	104,231	0.52%
60-89 days delinquent	114	24,893	0.13%	76	18,017	0.09%
90+ days delinquent	176	41,595	0.22%	101	28,017	0.14%
Total	753	$168,089	0.90%	593	$150,265	0.75%

Foreclosures	180	$42,900	0.23%	100	$28,074	0.14%

Total Net Loan Loss**	N/A	$686	N/A	N/A	$180	N/A

	December 31, 2005			September 30, 2006
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	69,282	$20,393,156	100.00%	66,851	$21,166,249	100.00%
Delinquent Loans
30-59 days delinquent	820	234,397	1.18%	790	$253,427	1.20%
60-89 days delinquent	89	27,539	0.13%	149	$48,659	0.23%
90+ days delinquent	116	32,021	0.17%	193	$66,726	0.32%
Total	1025	$293,957	1.48%	1,132	$368,812	1.74%

Foreclosures	107	$31,568	0.15%	182	$61,930	0.29%

Total Net Loan Loss**	N/A	$493	N/A	N/A	N/A	N/A

_____________
* Dollar amounts are in thousands.
** Total Net Loan Loss equates to Charge-Offs, net of recoveries, only related to loans owned by Downey (and not loans serviced for others).

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey will take such action as it shall deem to be in the best interest of the trust fund.

7

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the related servicing agreement.

Central Mortgage Company

The principal executive offices of Central Mortgage Company (“Central Mortgage”) are located at 801 John Barrow Road, Little Rock, Arkansas 72205. Central Mortgage is an Arkansas corporation, and a wholly owned subsidiary of Arvest Bank, Fayetteville, Arkansas, which is a wholly owned subsidiary of Arvest Bank Group, Inc., a privately held multi-bank holding company.

Central Mortgage was established in 1997 to, among other activities, service mortgage loans. Central Mortgage was acquired by Arvest Bank Group, Inc. in January 2000. Central Mortgage does not, at this time, originate loans. Central Mortgage instead focuses on acquiring servicing volume through the purchase of mortgage servicing rights or subservicing of prime and Alt-A first lien mortgage loans. Central Mortgage does not, as a regular part of its business, own the mortgage loans it services.

Central Mortgage is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, U.S. Housing and Urban Development and Veterans Administration and has experience in servicing loans similar to the mortgage loans.

Central Mortgage has been assigned ratings of SQ2- by Moody’s Investors Service as a primary servicer of residential prime and Alt-A first lien mortgage loans and a RPS3+ by Fitch Ratings as a primary servicer of residential prime product.

Loan Servicing

Central Mortgage has established standard policies for the servicing and collection of mortgages. Standard servicing which also is relevant to the mortgage loans involved herein includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	administration of escrow (impound) funds for payment of taxes and insurance;

(d)	management of adjustable rate mortgages;

(e)	oversight of delinquent mortgage loans;

(f)	loss mitigation remedies;

8

(g)	inspection of the mortgaged properties as needed;

(h)	foreclosure proceedings and, as necessary, the liquidation of mortgaged properties;

(i)	bankruptcy proceedings; and

(j)	generally administering the mortgage loans, for which a service fee is received.

Billing statements are mailed monthly by Central Mortgage. The statement details loan activity and specifies the payment due as well as detailing various payment options available to the mortgagor, if applicable. Notice of changes in the applicable loan rate are provided to the mortgagor in a separate notification.

Servicing policies and/or procedures with respect to mortgage loans may change over time in accordance with, among other things, changes in the servicing portfolio and applicable laws and regulations, as well as Central Mortgage’s business judgment.

Loss Mitigation and Collection Procedures

A key function of loss mitigation and collections is to have contact with the delinquent mortgagor and carefully evaluate the circumstances of their delinquency before the delinquency becomes more serious. In addition to telephone contacts, written correspondence is sent to the delinquent mortgagor. Most delinquencies cure quickly without the need for further collection activity. Pursuant to servicing procedures, a notice of intent to foreclose is sent on the 62nd day of delinquency. If the delinquency is not cured within 31 days of the notice of intent to foreclose, the loan will be presented to the foreclosure committee for review and, upon approval, the appropriate legal action to foreclose will begin. If the default is cured, the foreclosure action will be dismissed. Loss mitigation remedies, if appropriate and consistent with the related servicing agreement, are pursued throughout the delinquency and are continued during the foreclosure action. Mortgage loans in bankruptcy are monitored carefully and opportunities for loss mitigation sought out in accordance with law.

Once foreclosure or bankruptcy is begun, a tracking system is utilized to monitor the status of the proceedings. The system includes state specific parameters that monitor time lines that are customary for the state in which the mortgage property is located. As part of the foreclosure process, the present value of the property will be determined and the foreclosure bid, if necessary, is established.

9

If the mortgage property is foreclosed and not purchased by a third party at the foreclosure sale, Central Mortgage will liquidate the property. Pursuant to its efforts to sell such foreclosed property, Central Mortgage will protect and conserve the property in accordance with the appropriate servicing agreement or appropriate REMIC provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the IRS Code. Upon final disposition of any REO property, Central Mortgage is entitled to reimbursement of related advances.

Material Terms of Servicing Agreement

Central Mortgage’s standard duties are described in the Loan Servicing portion of this statement. A copy of the relevant servicing agreement is maintained by the master servicer. Central Mortgage will also maintain a servicing file consisting of all documents necessary to service each mortgage loan; however it does not have physical possession of the original promissory note, original mortgage or deed of trust or other such documents which are maintained by a custodian selected by trustee. Central Mortgage is responsible for maintaining a complete set of books and records for the mortgage loans, which is required to be appropriately identified in Central Mortgage’s computer system to reflect the ownership of the mortgage loan by the trustee. Unless authorized by the trustee, Central Mortgage will segregate into separate accounts all collections from the mortgage loans, and maintain custodial accounts as necessary. Central Mortgage is required to forward to the custodian on behalf of the trustee all original documents in its possession evidencing an assumption, modification, consolidation or extension of any mortgage loan entered into in accordance with the servicing agreement promptly after their execution.

10

Back-Up Servicing

In the event of an occurrence of a natural disaster or other significant event that would cause Central Mortgage to temporarily loose the ability to service the loans, a back-up system has been established and is currently operational for servicing so that no significant interruption would occur. The back-up servicer is Arvest Mortgage Company, Lowell, Arkansas, (“AMC”). AMC is an affiliated company with Central Mortgage.

AMC’s servicing system is located approximately 170 miles from Central Mortgage’s location in Little Rock, Arkansas. AMC presently shares a number of operating systems and processes with Central Mortgage, but the data bases are completely separate. AMC and Central Mortgage have sufficient safeguards in place to support independent daily servicing activities, provide back-up and prevent data corruption or access by outside parties. Only in the case of a disaster or other significant event would Central Mortgage’s data be accessible from AMC’s location. Personnel are either currently available at AMC to handle Central Mortgage’s servicing on a temporary basis or current Central Mortgage employees could relocate to provide additional support. Facilities for recognition of loan data, telephone, email, and image retention are currently in place. Central Mortgage’s customers would not be aware of any interruption in normal servicing.

Foreclosure, Delinquency and Loss Experience

The following table summarizes the delinquency, foreclosure and loss experience for all the mortgage loans serviced by Central Mortgage. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency, foreclosure, or loss experience of the mortgage loans included in the trust will be similar to that set forth below.

The actual loss and delinquency experience will depend, among other things, upon factors beyond the contract of Central Mortgage, such as national and local economic conditions, real estate markets in servicing area, the real estate value securing the mortgage loans, and the financial strength of the mortgagors.
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Central Mortgage Company Overall Mortgage Portfolio Delinquency Experience
	At December 31,
	2002				2003
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	22,624	100.00%	$1,880,813,160	100.00%	41,706	100.00%	$5,314,969,650	100.00%

Period of Delinquency
30-59 Days	878	3.88%	$73,484,661	3.91%	1,008	2.42%	$102,782,884	1.93%
60-89 Days	234	1.03%	$23,524,517	1.25%	238	0.57%	$21,856,399	0.41%
90-120 Days	88	0.39%	$8,167,908	0.43%	89	0.21%	$8,102,848	0.15%
Over 120 Days	66	0.29%	$5,772,605	0.31%	29	0.07%	$1,976,636	0.04%
Sub Total	1,266	5.60%	$110,949,691	5.90%	1,364	3.27%	$134,718,767	2.53%

Delinquency Status
Bankruptcy	57	0.25%	$4,917,866	0.26%	118	0.28%	$8,744,389	0.16%
Foreclosure	116	0.51%	$9,831,932	0.52%	164	0.39%	$13,340,000	0.25%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	173	0.76%	$14,749,798	0.78%	282	0.68%	$22,084,389	0.42%

Total Delinquent Loans	1,439	6.36%	$125,699,489	6.68%	1,646	3.95%	$156,803,156	2.95%

	At December 31,
	2004				2005
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	85,727	100.00%	$13,272,305,829	100.00%	99,591	100.00%	$18,599,213,273	100.00%

Period of Delinquency
30-59 Days	1,753	2.04%	$225,874,590	1.70%	2,191	2.20%	$425,891,951	2.29%
60-89 Days	379	0.44%	$41,658,825	0.31%	424	0.43%	$57,997,436	0.31%
90-120 Days	111	0.13%	$12,093,004	0.09%	144	0.14%	$20,514,729	0.11%
Over 120 Days	71	0.08%	$6,284,723	0.05%	115	0.12%	$13,519,839	0.07%
Sub Total	2,314	2.70%	$285,911,142	2.15%	2,874	2.89%	$517,923,955	2.78%

Delinquency Status
Bankruptcy	131	0.15%	$11,539,729	0.09%	246	0.25%	$24,761,164	0.13%
Foreclosure	214	0.25%	$20,197,404	0.15%	253	0.25%	$28,763,225	0.15%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	345	0.40%	$31,737,133	0.24%	499	0.50%	$53,524,389	0.29%

Total Delinquent Loans	2,659	3.10%	$317,648,275	2.39%	3,373	3.39%	$571,448,344	3.07%

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	At December 31, 2006
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	111,742	100%	$21,423,482,134	100%

Period of Delinquency
30-59 Days	2,490	2.23%	$493,634,877	2.30%
60-89 Days	569	0.51%	$119,982,057	0.56%
90-120 Days	222	0.20%	$57,670,834	0.27%
Over 120 Days	131	0.12%	$27,495,655	0.13%
Sub Total	3,412	3.05%	$698,783,423	3.26%

Delinquency Status
Bankruptcy	314	0.28%	$37,971,489	0.18%
Foreclosure	457	0.41%	$100,464,103	0.47%
Real Estate Owned	41	0.04%	$9,281,555	0.04%
Sub Total	812	0.73%	$147,717,147	0.69%

Total Delinquent Loans	4,224	3.78%	$846,500,570	3.95%

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THE MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer, Paying Agent, and Certificate registrar under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on approximately 1346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

Under the terms of the pooling and servicing agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

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THE TRUSTEE AND CUSTODIAN

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

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